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                                                                   Exhibit 10.12

                                     [LOGO]
                         STANDARD INDUSTRIAL/COMMERCIAL
                          MULTI-TENANT LEASE - GROSS
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.   BASIC PROVISIONS ("BASIC PROVISIONS").

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only January 18, 2002, is made by and between Arrowood Investments, Inc., a California Corporation ("LESSOR") and Barbeques Galore, Inc. A California Corporation ("LESSEE"), (collectively the "PARTIES", or individually a "PARTY").

     1.2(a) PREMISES: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3355 East Cedar Street, located in the City of Ontario, County of San Bernardino State of California, with zip code 91761, as outlined on Exhibit A attached hereto ("PREMISES") and generally described as (describe briefly the nature of the Premises): a portion of a 436,945 square foot concrete tilt-up building and all improvements therein situated on approximately 18.23 acres, as shown on the attached Exhibit "A" containing approximately 98,821 square feet. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("BUILDING") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "PROJECT." (See also Paragraph 2.)

     1.2(b) PARKING: 25 unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and 0 reserved vehicle parking spaces ("Reserved Parking Spaces"). (See also Paragraph 2.6.)

     1.3 TERM: 5 years and 7 months ("ORIGINAL TERM") commencing March 1, 2002 ("COMMENCEMENT DATE") and ending September 30, 2007 ("EXPIRATION DATE"). (See also Paragraph 3.)

     1.4 EARLY POSSESSION: February 1, 2002 ("EARLY POSSESSION DATE"). (See also Paragraphs 3.2 and 3.3.)

     1.5 BASE RENT: $34,587.35 per month ("BASE RENT"), payable on the 1st day of each month commencing July 1, 2002. (See also Paragraph 4.)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES: N/A percent (N/A%) ("LESSEE'S SHARE").

     1.7    BASE RENT AND OTHER MONIES PAID UPON EXECUTION:

            (a) BASE RENT: $34,587.35 for the period commencing July 1, 2002 ("RENT COMMENCEMENT DATE").

            (b)   COMMON AREA OPERATING EXPENSES: $ N/A for the period N/A.

            (c) SECURITY DEPOSIT: $20,000.00 ("SECURITY DEPOSIT"). (See also Paragraph 5.)

            (d)   OTHER: $ N/A for N/A.

            (e)   TOTAL DUE UPON EXECUTION OF THIS LEASE: $54,587.35.

     1.8 AGREED USE: Warehouse, assembly and distribution of any and all products relating to Lessee's business and Lessee's retail stores including barbeques, fireplaces, heaters, stoves, and related accessories and general office use and for no other purpose. (See also Paragraph 6.)

     1.9    INSURING PARTY. Lessor is the "INSURING PARTY". (See also Paragraph
8.)

     1.10   REAL ESTATE BROKERS: (See: also Paragraph 15.)

            (a) REPRESENTATION: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

[X] CB Richard Ellis-Inland Valley Partners represents Lessor exclusively ("LESSOR'S BROKER");
[_] Zuvich Cannon Associates, Inc. represents Lessee exclusively ("LESSEE'S BROKER"); or
[_]  ________________________________ represents both Lessor and Lessee ("DUAL
     AGENCY").

            (b) PAYMENT TO BROKERS: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See also Paragraph 37.)

     1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 3.1 through 57 and Exhibits A through G, all of which constitute a part of this Lease.

2.   PREMISES. (See Addendum paragraph 2.1)

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

     2.2 CONDITION. Lessor shall deliver that portion of the Premises contained within the Building ("UNIT") to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, warrants that the existing electrical, plumbing, fire sprinkler, lighting heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 12 months as to the HVAC systems,

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Real Estate Association
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and (ii) 360 days as to the remaining systems and other elements of the Unit. If
Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessor at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

          2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("APPLICABLE REQUIREMENTS"). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a).) made or to be made by Lessee. NOTE: LESSEE IS RESPONSIBLE FOR DETERMINING WHETHER OR NOT THE ZONING IS APPROPRIATE FOR LESSEE'S INTENDED USE, AND ACKNOWLEDGES THAT PAST USES OF THE PREMISES MAY NO LONGER BE ALLOWED. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If the applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

                  (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

                  (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall be solely responsible for the cost thereof.

                  (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

          2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

          2.5 LESSEE AS PRIOR OWNER/OCCUPANT. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

          2.6 VEHICLE PARKING. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "PERMITTED SIZE VEHICLES." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. NO vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. Not withstanding the foregoing, Lessee shall have the right to park vans and small and medium sized trucks during the day and overnight In the area designated in Exhibit "A".

          (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          (b)     Lessee shall not service or store any vehicles in the Common
Areas,

          (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          2.7 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

          2.8 COMMON AREAS - LESSEE'S RIGHTS. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          2.9 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

          2.10 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveway, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

          (d)     TO add additional buildings and improvements to the Common
Areas;

          (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any Portion thereof;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

          (f) To do and perform such other acts and make such other changes in, to or with respect to the common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding the foregoing, at no time during the Term shall Lessor modify, interfere with or impair any of the following: (i) access to and from the Premises; (ii) the location of the loading and unloading areas for the premises;
(iii) access to and from the loading and unloading areas for the premises; and
(iv) the number of Parking spaces available to Lessee and its employees, licensees, and invitees.


3.        TERM. (See also Addendum Paragraphs 3.1 and 3.5)

          3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3 and Paragraphs 3.1 and 3.5 of the Addendum.

          3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.


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Real Estate Association

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     3.3  DELAY IN POSSESSION.  Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date, and in accordance with the provisions of Addendum Paragraph
3.1. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date, any period of rent abatement that Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.

     3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.   RENT.

     4.1. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

     4.2 COMMON AREA OPERATING EXPENSES. Lessor shall pay all Common Area Operating Expenses, as hereinafter defined, during the term of this Lease, in accordance with the following provisions:

     (a) COMMON AREA OPERATING EXPENSES. are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

          (i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

                (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

                (bb)  Exterior signs and any tenant directories.

                (cc)  Any fire sprinkler systems.

          (ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

          (iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

          (iv)        Reserves set aside for maintenance and repair of Common
Areas.

          (v) Any increase above the Base Real Property Taxes (as defined in Paragraph 10).

          (vi)        Any "Insurance Cost Increase" (as defined in Paragraph 8).

          (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas

          (viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided.

          (ix) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

     (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

     (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

     (e) When a capital component such as the roof, foundations, exterior walls or a Common Area capital improvement, such as the parking lot paving, elevators, fences, etc. requires replacement, rather than repair or maintenance, Lessor shall, at Lessor's expense, be responsible for such replacement. Such expenses and/or costs are not Common Area Operating Expenses.

     4.3 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee is in Breach of this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

 6.  USE.(See also Addendum Paragraph 6.1).

     6.1  USE. Lessee shall use and occupy the Premises only for the Agreed

Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

     6.2  HAZARDOUS SUBSTANCES.(See also Addendum Paragraph 6.2)

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Real Estate Association

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               (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS
SUBSTANCE" used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

               (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease for a period of no more than 6 months. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

               (e) LESSOR INDEMNIFICATION.

               (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

               (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition (see Paragraph 9.1 (e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $500,000 whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $500,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Harzardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $500,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

         6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "LENDER" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times following at least 3 days notice to Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination caused by Lessee is found to exist or be imminent. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In conducting any inspection or verification of compliance under this paragraph, Lessor and Lessor's Lender (and their respective agents, consultants, employees and representatives) shall not in any manner disturb Lessee's use or quiet enjoyment of the Premises.

7.       MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
         ALTERATIONS.

         7.1 LESSEE'S OBLIGATIONS.

                  (a) IN GENERAL. Subject to, the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

               (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof, provided such costs are reasonable.

               (c) FAILURE TO PERFORM. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 1O days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

               (d) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1 (b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated

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

between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the ??? of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee may, however, prepay its obligation at any time.

     7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use),
7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Lessor shall undertake all necessary repairs and maintenance of the Premises within ten (10) days (24 hour in the event of an emergency) of Lessee's request thereof. Notwithstanding anything to the contrary in this Lease, in the event that Lessor is in default in the performance of any of its obligations under this Lease, and such default continues for a period of more that thirty (30) days (24 hours in the event of an emergency) after written notice from Lessee to Lessor specifying such default and provided that such default is not caused by Lessee's damage to the Premises, Lessee shall have the right to attempt to cure such default and may deduct such reasonable costs for the repairs, from its Rent payments due under this Lease until so reimbursed.

     7.3   UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

           (a) DEFINITIONS. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's fixtures, improvements, phone equipment, racking, machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

           (b) CONSENT. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to $150,000 in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of $150,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

           (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.

     7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION. At all times, Lessee shall own and have the right to remove its Trade Fixtures.

           (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided; all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

           (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

           (c) SURRENDER; RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee, on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.   INSURANCE; INDEMNITY.

     8.1   INTENTIONALLY DELETED

     8.2   LIABILITY INSURANCE.

           (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "INSURED CONTRACT" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

           (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3   PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

           (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises, the Building and the Project. The amount of such insurance shall be equal to the full replacement cost of the Premises, the Building and the Project, as the same shall exist from time to time, or the amount required by

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Real Estate Association
any Lender, but in no event more than the commercially reasonable and available insurable value thereof. See Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shares insured by Lessee under Paragraph 8.4, If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000.00 per occurrence.

               (b) RENTAL VALUE. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

               (c) ADJACENT PREMISES. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

               (d) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

         8.4   LESSEE'S PROPERTY; BUSINESS INTERRUPTION INSURANCE.

               (A) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000.00 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

               (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

               (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.5 INSURANCE POLICIES. insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

         8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         8.7   INDEMNITY. (See Addendum Paragraph 8.7.)

         8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places unless the same results from the negligence or willful misconduct of Lessor (or its employees, agents or contracts). Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the negligent failure of Lessor to enforce the provisions of any other lease in the Project.

9.       DAMAGE OR DESTRUCTION. (See Addendum Paragraph 9)

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                                  Page 6 of l3

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 1O. REAL PROPERTY TAXES.

          10.1 DEFINITIONS.

              (a) "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes) provement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, ???? by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon.

          10.2 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes applicable to the Project.

          10.3 ADDITIONAL IMPROVEMENTS. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request, (and with Lessee's consent;).

          10.4 JOINT ASSESSMENT. If the, Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

          10.5 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

 11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities.


 12.      ASSIGNMENT AND SUBLETTING.(See Addeddum paragraph 12.1)

          12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.


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          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default, Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until an uncured Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such an uncured Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of an uncured Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee, only if Lessee does not cure the same within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach", is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 10 calendar days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "DEBTOR" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 60 days; provided, however, in the event that any provision of this subparagraph
(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.

          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as

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"INDUCEMENT PROVISIONS", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon an uncured Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement. Provision shall be immediately due and payable by Lessee to Lessor.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance. (See also Addendum paragraph 13.3)

     13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("INTEREST") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 40%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6  BREACH BY LESSOR.

           (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days (24 hours in an emergency) after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

           (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days (24 hours in an emergency) after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the cost of the cure. Lessee shall document the cost of said cure and supply said documentation to Lessor.

           (c) All of the foregoing shall be in addition to the Lessor's Breach provisions of Paragraph 7.2 above.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit (including any loading and unloading areas), or Lessor ingress and egress route, or more than 25% of Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining except that the Base Rent shall be reduced in proportion to the reduction in square footage of the Premises. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  BROKERAGE FEES. (Per Separate Agreement)

16.  ESTOPPEL CERTIFICATES.

           (a) Each Party (as "RESPONDING PARTY") shall within 10 days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

           (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, so long as the facts set forth there in are true and accurate.

           (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor provided that any successor Lessor shall expressly assume all of Lessor's covenants and obligations under this Lease. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

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19.       DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Lessor's interest in the Building, land and all monies received and receivable therefrom, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.       NOTICES.

          23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile (with confirmation and a copy to be mailed via U.S. Mail), and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

          23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.

25.       DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY
          RELATIONSHIP.

          (a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

                   (i)   Lessor's Agent. A Lessor's agent under a listing
                         --------------
agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor: A
                                                             -------------
fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable
            ----------------------------
skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                   (ii)  Lessee's Agent. An agent can agree to act as agent for
                         --------------
the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost
                                   -------------
care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee
                                                                   -------------
and the Lessor: a. Diligent exercise of reasonable skills and care in
--------------
performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee and Lessor are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.       SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

          30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease, unless and until any Lender

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takes over the position of Lessor under this Lease, in which event such Lender shall expressly assume and perform of Lessor's covenenats and obligations under this Lease. Any Lender may elect to have this Lease and any Option granted hereby superior to the lien of its security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership except as to continuing uncured Lessor defaults; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor, unless the new owner takes ownership of the Security Deposit.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, and Lessee's rights under this Lease, including any options to extend the term hereof, will not be disturbed or modified in any manner so long as Lessee is not in uncured Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessee (as to the Non-Dbturbance Agreement only), Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of an uncured monetary Default only and consultations in connection therewith, in an amount not to exceed $200 oer occurance, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, following 3 days notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or tenants (as to tenants, only during the last 6 months of the Term), and making such alterations, repairs, improvements or additions to the Premises as Lessee and Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee as long as Lessor does not in any manner disturb Lessee's use and quiet enjoyment of the Premises. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on the Premises any ordinary "FOR SUBLEASE" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) (but not to exceed an aggregate of $500 per request by Lessee) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. GUARANTOR.

    37.1 EXECUTION. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

    37.2 DEFAULT. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants; conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. OPTIONS. If Lessee is granted an option, as defined below, then the following provisions shall apply,

    39.1 DEFINITION. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

    39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee.

    39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

    39.4 EFFECT OF DEFAULT ON OPTIONS.

         (a) Lessee shall have no right to exercise an Option: (i) during the time Lessee is in Breach of this Lease, or (ii) in the event that Lessee has been given 3 or more notices of separate monetary Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

         (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

         (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due, (ii) Lessor gives to Lessee 3 or more notices of separate monetary Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a material Breach of this Lease.

__________________                                            __________________

__________________                                            __________________
    Initials                                                        Initials

                                 Page 11 of 13
(C) 1998 - American Industrial      REVISED                    FORM MTG-2-11/98E
Real Estate Association

40. SECURITY MEASURES. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. RESERVATIONS. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and
(iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use and quiet enjoyment of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's rights and obligations hereunder, or Lessor's covenants and obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. WAIVER OF JURY TRIAL. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [_] is [X] is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.   SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION

SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:___________________________________          Executed at:   Irvine
                                                                     ------------------------------------
on:____________________________________________          on:   1.18.02
                                                            ---------------------------------------------


By LESSOR:                                               By LESSEE:

Arrowood Investments, Inc., a California                 Barbeques Galore, Inc., a California
-----------------------------------------------          ------------------------------------------------
corporation                                              corporation
-----------------------------------------------          ------------------------------------------------


By: /s/ Scott Downes                                     By: /s/ Sydney Selati
   --------------------------------------------             ---------------------------------------------
Name Printed: Scott Downes                               Name Printed: Sydney Selati
             ----------------------------------                       -----------------------------------
Title: President                                         Title: President
      -----------------------------------------                ------------------------------------------


By: ___________________________________________          By: /s/ Kevin Ralphs
                                                            ---------------------------------------------
Name Printed:__________________________________          Name Printed: Kevin Ralphs
                                                                      -----------------------------------
Title:_________________________________________          Title: C.F.O.
                                                               ------------------------------------------
Address: 8413 Jackson Road, Suite B                      Address: 15041 Bake Parkway, Suite A
        ---------------------------------------                  ----------------------------------------
Sacramento, California 95826                             Irvine, California 92618
-----------------------------------------------          ------------------------------------------------
-----------------------------------------------          ------------------------------------------------


Telephone: (916) 564-4488                                Telephone: (949) 597-2400
            ---  ------------------------------                      ---  -------------------------------
Facsimile: (916) 564-4499                                Facsimile: (949) 597-2434
            ---  ------------------------------                      ---  -------------------------------
Federal ID No._________________________________          Federal ID No. 95-3431529.
                                                                       ----------------------------------

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

       (c)Copyright 1998 By American Industrial Real Estate Association.
                              All rights reserved.
   No part of these works may be reproduced in any form without permission in writing.


____________                                                       _____________
____________                                                       _____________
  Initials                                                           Initials

(C) 1998 - American Industrial       REVISED                   FORM MTG-2-11/98E
Real Estate Association

          Copies of all notices sent to Lessee shall also be sent to:


                          Seltzer Caplan McMahon Vitek
                         Attention: Romy A. Selati, Esq.
                            750 B Street, Suite 2100
                           San Diego, California 92101
                           Telephone: (619) 685-3161


____________                                                       _____________
____________                                                       _____________
  Initials                                                           Initials

(C) 1998 - American Industrial       REVISED                   FORM MTG-2-11/98E
Real Estate Association

                                    ADDENDUM

 THIS ADDENDUM IS ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE BY AND BETWEEN ARROWOOD INVESTMENTS, INC., A CALIFORNIA CORPORATION AS (THE "LESSOR"), AND BARBECUES GALORE, INC., A CALIFORNIA CORPORATION, AS LESSEE (THE "LESSEE"), MADE AS OF JANUARY 18, 2002 (THE "LEASE"). THE TERMS AND CONDITIONS OF THIS ADDENDUM SUPPLEMENT AND, TO THE EXTENT OF ANY CONFLICT, SUPERSEDE THE PROVISIONS OF THE PRECEDING LEASE. EACH INITIALLY CAPITALIZED TERM USED AND
 NOT DEFINED IN THIS ADDENDUM SHALL HAVE THE MEANING GIVEN IT IN THIS LEASE.

21. PREMISES LETTING: Within thirty (30) days following the Commencement Date, Lessee may, after written request to Lessor, cause Lessor's Architect (as defined in Section 4 of the Work Letter) to certify the Premises floor area. The certification shall be in accordance with the BOMA standard for gross building area measured from the drip line of the outer bui1ding walls. In the event, that the square footage contained in the certification is lower (re-measurement cannot result in increased rent) than the square footage contained in Section
1.2 of the Lease by more that five hundred (500) square feet, the Base Rent contained in Section 1.5 shall be proportionally and retroactively reduced to reflect the actual number of square feet contained in the Architect's certification. The Base Rent adjustment shall be an amount equal to the product obtained by multiplying $.35 by the difference between the amount certified by the Architect and the amount contained in Section 1.2 of the Lease.

31. COMMENCEMENT DATE:
    -----------------

    a. The Term of this Lease shall commence on March 1, 2002, subject to any Lessee Delay or Force Majeure Delay, (the "COMMENCEMENT DATE") and continue through the last day of the month in which the Sixty-Seventh (67th) month anniversary of the Commencement Date occurs (such period being referred to as the "ORIGINAL TERM"), subject to extension pursuant to any extension right exercised as set forth in any Addendum (the "ADDENDUM") attached hereto (the Original Term, as may be so extended, shall be referred to herein as the "TERM"), or until this Lease is terminated as otherwise provided herein. Lessee shall have the right to enter portions or al1 of the Premises on February 1, 2002 (the "EARLY POSSESSION DATE") to deliver and install its fixtures and equipment ("LESSEE'S SYSTEMS") in the Premises, or portions thereof. Lessor shall endeavor to provide for the Early Possession Date to commence on February 1, 2002, provided, however, that, in the event Lessor is unable to provide for the Early Possession Date to commence by February 1, 2002, Lessor shall have no liability to Lessee therefore, except as provided in 3.1 (b) below. All of the terms and conditions of this Lease (including all insurance and indemnification requirements) shall apply during such Early Possession Date as though the Commencement Date had occurred (although the Commencement Date shall not actually occur until the date set forth above in this Section); provided, however, during such Early Possession Date, Lessee shall not be obligated to pay Base Rent (as defined in Section 1.5 above) until the Rent Commencement Date occurs, and Lessee acknowledges and agrees that the governmental authorities may not allow Lessee to operate its business during the Early Possession Date until all applicable occupancy permits have been obtained. Lessee further agrees that all of Lessee's activities in the Premises during the Early Possession Date shall be carried out without interference to any work to be performed by Lessor. Any early entry by Lessee pursuant to this Section shall be subject to scheduling and reasonable rules and regulations of Lessor's contractor. All of Lessee's Systems or merchandise installed or placed by Lessee on or about the Premises during the Early Possession Date shall be at the sole risk of Lessee. Lessee shall be responsible for all utility charges that may be incurred, but no other Operating Expenses during the early possession period, (i.e., Early Possession Date to the Commencement Date, relating to Lessee's use of utilities, as reasonably estimated by Lessor.

    b. Lessor shall use its best commercially reasonable efforts to effect the Early Possession Date by no later than February 1, 2002 and the Commencement Date by no later than March 1, 2002. Lessee shall have the right to terminate this Lease if, subject to Force Majeure Delays and Lessee Delays, the Commencement Date does not occur by June 1,2002; which termination right and recovery of Lessee's actual and reasonable costs and expenses in connection with the preparation and negotiation of this Lease and the permitting, design and construction of the Improvements shall be Lessee's sole remedy for the failure of the Commencement Date to occur by such outside date. In the event that the Premises are not demised on or before the February 15, 2002, subject to Force Majeure and Lessee Delay (as defined in Paragraph 11 of the Work Letter), then as compensation for such delay, Lessee shall receive a rent credit of One Thousand One Hundred Fifty-Three and no/100's Dollars ($1,153.00) per day for each day thereafter that the Premises are not demised. In the event that the Commencement Date does not occur on or before April 1, 2002, subject to Force Majeure and Lessee Delay (as defined in Paragraph 11 of the Work Letter), then as compensation for such delay, Lessee shall receive a rent credit in the sum of One Thousand One Hundred Fifty-Three and no/lOO's Dollars ($1,153.00) for each day thereafter that the Commencement Date has not occurred. Additionally, in the event that the

Commencement Date does not occur on or before May 1, 2002, subject to Force Majeure and Lessee Delay (as defined in Paragraph 11 of the Work Letter), then as compensation for such delay, Lessee shall receive a rent credit in the sum of Two Thousand Three Hundred Six and no/lOO's Dollars ($2,306.00) for each day thereafter that the Commencement Date has not occurred. Such rent credits or, alternatively, the termination and recovery described above (but only if the Commencement Date fails to occur by June 1, 2002 as may be extended for Force Majeure Delays and Lessee Delays), shall be Lessee's sole remedy. If Lessee receives a rent credit under the terms of this Paragraph 3.1(b), the rent credit shall run consecutively and be cumulative. By example: if the Early Possession Date is February 20th and the Commencement Date is April 5th, then Lessee would receive ten (10) days of rent credit. This rent credit is in addition to the Base Rent abatement provided in Section 1.5.

         Such rent credit or, alternatively, the termination and recovery described above (but only if the Commencement Date fails to occur by June 1, 2002 as may be extended for Force Majeure Delays and Lessee Delays), shall be Lessee's sole remedy. This rent credit is in addition to the Base Rent abatement provided in Section 1.5.

3.5      EXTENSION PERIOD:
         ----------------

         a. One Period. The Original Term may be extended, at the option of
            ----------
Lessee, for one period of five (5) years, such period being herein sometimes referred to as the "EXTENDED TERM", provided that, Lessee provides Lessor with two hundred seventy (270) days prior written notice for each extension period. The Extended Term shall be on the same terms, covenants and conditions of this Lease, except for the payment of Rent which shall be as set forth below.

         b. RENT. The Rent during the Extended Term shall be the then
            ----
prevailing Market Rental Rate (as hereinafter defined) for the Premises. Within thirty (30) days after the exercise (if exercised) of the option granted hereby, Lessor shall advise Lessee of the Market Rental Rate at which it is prepared to offer the Premises to Lessee for the Extension Term. "MARKET RENTAL RATE" shall mean one-twelfth of the annual rate of base rent then prevailing in the market, as reasonably determined by Lessor, for industrial space comparable in type, square footage, parking, surrounding land, lease term and rent commencement date to space in other buildings of similar use in the market which is subject to lease terms and conditions similar to those in this Lease. If Lessee disagrees with Lessor's determination of Market Rental Rate (which Lessee must do, if at all, in writing setting forth Lessee's determination of Market Rental Rate within ten (10) business days after notice of Lessor's determination of Market Rental Rate) and if the parties cannot agree on the Market Rental Rate within ten (10) business days after Lessor's receipt of Lessee's determination of Market Rental Rate, then such dispute shall be determined as hereinafter provided. Lessor and Lessee will each select an MAI-qualified appraiser within ten (10) days after the expiration of such ten (10) business day period who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of buildings of similar use in the area or otherwise knowledgeable about rental rates in the area for a period of not less than five
(5) years immediately preceding his or her appointment. Lessor and Lessee shall each simultaneously submit to the appraisers a determination of Market Rental Rate. (If no submittal is made, the parties shall be deemed to have submitted their original determinations.) If a qualified appraiser is not selected by a party within the required period, then such party shall be deemed to have accepted the other party's determination of Market Rental Rate. The appraisers shall be directed to determine the Market Rental Rate within twenty (20) days after their appointment and may consider Lessor's and Lessee's submittals or other information within their own knowledge, or may make whatever inquiries they deem necessary to make such determination. The appraisers shall be directed as promptly as possible to select from the two determinations submitted by Lessor and Lessee the one that is closer to the Market Rental Rate as determined by the appraisers, and said selection shall thereafter be deemed the Market Rental Rate. If the two appraisers so appointed fail to agree within said twenty
(20) day period as to which of the determinations submitted by the Lessor and Lessee is closest to the actual Market Rental Rate, the two appraisers shall appoint a third-party MAI-qualified appraiser within the next ten (10) day period, using the criteria described above, to decide, within ten (10) days of such appraiser's appointment, which of the two determinations submitted is closest to the actual Market Rental Rate. The cost of the foregoing appraisal process shall be borne by the party whose Market Rental Rate is not selected.
If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Lessor's determination shall be used until the arbitration is completed, following which the rent paid for the intervening period shall be reconciled with the Market Rental Rate that was owed and Lessee shall pay on demand any shortfall in rent owed by Lessee, if any, or Lessor shall credit against rent next falling due any overpayment of rent by Lessee, if any. Notwithstanding the foregoing, in the event Lessee is not satisfied with the ultimate Market Rentat Rate determination, Lessee may cancel its option and shall pay the costs of all appraisers.

          c.    Conditions. Lessee shall have no right to exercise an option to
                ----------
extend (i) during the period of a Breach, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid. In addition, even if Lessee has validly exercised an option to extend, if a Breach exists at the time the Extension Period would otherwise commence, Lessee's prior valid exercise of the option shall be void and of no force or effect and Lessee shall not have the right to extend the Term. Finally, the period of time within which an extension option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an option because of the provisions of this paragraph. In the event Lessee exercises either of Lessee's foregoing options, upon Lessor's request in each such case, Lessee shall execute and deliver to Lessor a Lease amendment setting forth the Base Rent for such option and providing for the applicable Extension Period within thirty (30) days after Lessee's receipt of such request.

          d     Options Personal. Each option granted to Lessee in this Lease is
                ----------------
personal to the original Lessee, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The options herein granted to Lessee are not assignable separately or apart from assignment or sublease, and no option may be separated from this Lease in any manner, by reservation or otherwise, except as provided in Section 39.2 of Lease. Notwithstanding any provision of the Lease to the contrary, the option shall be available to any approved assignee or sublessee of Lessee.

4.        BASE RENT: Notwithstanding the provisions of Section 1.5 and Section
          ---------
4 of the Lease, Lessee shall pay to Lessor, without demand, base rent ("BASE RENT") in monthly installments in advance on or before the first day of each calendar month throughout the Original Term as follows.

                    MONTHS OF TERMS      PSF       MONTHLY RENT (GROSS)
                    ------------------------       --------------------
                        0 - 04          $  0       Base Rent Abated
                       05 - 33          $.35       $34,587.35
                       34 - 67          $.37       $36,563.77

provided, however, Lessee shall not be obligated to pay Base Rent for months one
(1) through four (4) of the Original Term (the "RENTAL ABATEMENT"). Said Rental Abatement shall be considered an Inducement Provision pursuant `to Section 13.3. Lessee shall pay to Lessor upon execution of this Lease the monthly Base Rent due for the fifth (5th) month of the Original Term.

6.1.      PERMITTED USE:
          -------------

          a.    Agreed Use. Lessee shall have the right to use the Premises only
                ----------
for the Agreed Use as defined in Section 1.8 of the Lease to the extent permitted by applicable laws (the "PERMITTED USE"), and for no other use or purpose. Lessee shall at all times during the Term of this Lease comply with all rules, regulations and ordinances now in place or enacted in the future by the City of Ontario. Lessee shall be solely responsible, at its expense, for obtaining all conditional use permits and other governmental approvals required for Lessee's permitted uses, and there shall be no delay of the Commencement Date as a result of any failure or delay in obtaining any such permits or approvals.

          b.    Semi-Annual Warehouse Sales Outside the Building. Lessee shall
                ------------------------------------------------
be allowed to conduct warehouse sales outside the Building not more than twice during any calendar year (the "Warehouse Sale"). Any Warehouse Sale shall be conducted exclusively in the truck court area as shown on Exhibit A as the "area designated for day and overnight parking of vans and small and medium size trucks". Any Warehouse Sale conducted on the Premises shall only be permitted on the weekend and shall not interfere in any way whatsoever with other tenants in the Project. Lessee shall notify Lessor in writing at least seven (7) business days prior to any planned Warehouse Sale. Additionally, prior to any Warehouse Sale Lessee must provide Lessor with written evidence that Lessee is in compliance with Lessee's required insurance pursuant to the Lease. Said Warehouse Sale shall comply with the City of Ontario's regulations governing outside sales, if any. Any damage caused to the Premises by Lessee conducting a Warehouse Sale shall be repaired by Lessee at Lessee's sole cost and expense. If at any time during the Term of this Lease, Lessor determines that the warehouse sales are causing excessive wear and tear to the Premises or that the warehouse sales are interfering with the quiet use and enjoyment of other tenants in the Project, then Lessor shall have the unilateral right at Lessor's sole and absolute discretion to revoke Lessee's permission to conduct a Warehouse Sale.

6.2.      HAZARDOUS SUBSTANCES:
          --------------------

         a.   Routine Reporting Requirements. Lessee shall promptly notify
              ------------------------------
Lessor of, and shall promptly provide Lessor with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Lessee: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any Environmental Laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Substances

         b.   Incident Reporting Requirements. In addition to Lessee's routine
              -------------------------------
reporting obligations described in this Section, Lessee shall promptly notify Lessor of, and shall promptly provide Lessor with true, correct, complete and legible copies of, all the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Lessee: all orders, reports, notices, listings and correspondence (even those which maybe considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Substances whether or not required by Environmental Laws, including, but not limited to, reports and notices required by or given pursuant to any Environmental Laws, and all complaints, pleadings and other legal documents filed against Lessee related to Lessee's use, handling, storage or disposal of Hazardous Substances. In the event of a release of any Hazardous Substances on the Premises or to the environment, Lessee shall promptly provide Lessor with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

         c.   Environmental Questionnaire; Disclosure. Prior to the execution of
              ---------------------------------------
this Lease, Lessee shall complete, execute and deliver to Lessee a Hazardous Materials Survey Form in the form of Exhibit "B" attached hereto (the "SURVEY
                                     ----------
FORM"), and Lessee shall certify to Lessor all information contained in the Survey Form as true and correct to the best of Lessee's knowledge and belief. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely fully on the information contained therein. Within ten (10) days following receipt by Lessee of a written request therefor from Lessor (which request shall not be made more often than annually), Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve
(12) month period prior to and after each such request, or which Lessee intends to store, generate, use or dispose of on, under or about the Premises. At Lessor's option, Lessee's disclosure obligation under this Section shall include a requirement that Lessee update, execute and deliver to the Survey Form, as the same may be modified by Lessor from time to time.

         d.   Inspection; Compliance. Lessor and Lessor's agents shall have the
              ----------------------
right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time following forty-eight
(48) hours notice to Lessee to determine whether Lessee is complying with the terms of this Lease involving Hazardous Substances and in connection therewith, Lessee shall provide Lessor with full access to all relevant facilities, records and personnel. If Lessee is not in compliance with the provisions of this Lease involving Hazardous Substances, (i) following ten (10) days written notice to Lessee, Lessor and Lessor's agents shall have the right, but not the obligation, without limitation upon any of `s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Lessee's obligations in that regard at Lessee's expense, notwithstanding any other provision of this Lease, and (ii) all sums reasonably disbursed, deposited or incurred by Lessor in connection therewith, including, but not limited to, all costs, expenses and actual attorney fees, shall be due and payable by Lessee to Lessor, as an item of additional Rent, on demand by Lessor. In the event of any such entry and performance of such work, Lessor and Lessor's agents, consultants, employees and representatives shall not in any manner disturb Lessee's use or quiet enjoyment of the Premises.

         e.   Actions and Proceedings. Lessor, at Lessee's sole cost and
              -----------------------
expense, shall have the right, but not the obligation, to join and participate in any legal or administrative proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal of Hazardous Substances on, under, from or about the Premises (i) caused or permitted by Lessee or any Lessee Parties after the Commencement Date, (any of such storage, generation, use or disposal described items (i) hereinabove shall be sometimes referred to herein collectively as the "LESSEE ENVIRONMENTAL ACTIVITIES"). If the presence of any Hazardous Substances on, under or about the Premises resulting from any Lessee Environmental Activities, resu1ts in (A) injury to any person or entity, (B) injury to or contamination of the Premises or (C) injury to or contamination of any real or personal property wherever situated, Lessee, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the production of such Hazardous Substances to the Premises and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, take any remedial action in response to the presence of any Hazardous Substances on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Substances claims; provided, however, Lessor's prior written consent shall not be necessary in the event that the presence of Hazardous Substances on, under or about the Premises (D) poses an immediate threat to the health, safety or welfare of any individual or (E) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lessor's consent before taking such action.

          h.  Lessee's Responsibility at Conclusion of Lease. Promptly upon the
              ----------------------------------------------
expiration or earlier termination of this Lease, Lessee shall represent to Lessor in writing that to the best of Lessee's knowledge no Hazardous
Substances exist on, under or about the Premises, as the result of Lessee's actions, other than as specifically identified to Lessor by Lessee in writing. To ensure performance of Lessee's diligence obligations under this Section, Lessor may, at any time within one (1) year of the expiration of the Term, whichever occurs first, or upon the occurrence of a Breach, by three (3) days written notice to Lessee, conduct or cause an outside consultant selected by Lessor to conduct an environmental evaluation and/or an audit of the Premises, an executed copy of which audit shall be delivered to Lessee within thirty (30) days after Lessee's written request therefore. If such environmental evaluation and/or audit discloses the existence of Hazardous Substances on, under or about the Premises as a result of any Lessee Environmental Activities, Lessee shall
(i) pay for the cost of such evaluation and audit, and (ii) at Lessor's request, immediately prepare and submit to Lessor within thirty (30) days after such request a comprehensive plan, subject to Lessor's approval, specifying within thirty (30) days after Lessor's request therefor the actions to be taken by Lessee to return the Premises to the condition existing prior to the introduction of such Hazardous Substances. Upon Lessor's approval of such clean-up plan, Lessee shall, at Lessee's sole cost and expense, without limitation on any rights and remedies of Lessor under this Lease, immediately implement such plan and proceed to clean up such Hazardous Substances in accordance with all Environmental Laws and as required by such plan and this Lease. In the event no Hazardous Substances are discovered on the Premises as a result of any Lessee Environmental Activities, then Lessor shall pay all costs for such evaluation/audit.

          g.  Lessor Indemnification. Lessor warrants, to its actual knowledge,
              ----------------------
that there are no Hazardous Substances, including, without limitation, asbestos, radon gas, PCB's, lead-based paint, industrial, radioactive chemical waste, urea-formaldehyde insulation, or underground storage tanks on the Project or any part thereof. Lessor shall deliver the Premises to Lessee free and clear of any Hazardous Substances. Lessor shall not utilize any Hazardous Substances within the Premises, Building, Common Areas and Project, except in compliance with the requirements of law pertaining thereto. Lessor shall indemnify, defend (with counsel reasonably acceptable to Lessee), protect and hold Lessee and each of Lessee's officers, directors, shareholders, employees, agents, representatives, successors and assigns (collectively "Lessee Parties") harmless from and against all claims, liabilities, damages, costs, penalties, forfeitures, losses, costs and expenses (including reasonable attorney's fees and costs) for environmental claims and damages, death or injury to any person, or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, from the storage, generation, use disposal or discharge of Hazardous Substances in, on, under, or from the Premises, Building, Common Areas and Project caused by or arising solely out of the actions or inactions of Lessor, either prior to or during the Term of this Lease. Lessor's indemnity obligations hereunder arising solely out of the actions or inactions of Lessor shall include, without limitation, all costs of any required investigation, removal, restoration, and abatement of the Premises, Building, Common Areas and Project. Lessor's obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

8.7       Indemnity:
          ---------

         (a) Indemnification of Lessor. Lessee shall indemnify and hold Lessor harmless from and against any and all claims or liability for bodily injury to or death of any person or damage to any property arising out of Lessee's use of the Premises or from the conduct of Lessee's business, or from any activity, work, or thing done, permitted or suffered by Lessee in or about the Premises or from Lessee's breach of this Lease, except:

                (i) claims and liabilities occasioned in whole or in part by the negligent acts or omissions of Lessor, its agents or employees; or

      (ii) claims and liabilities for property damage addressed in Section 8.6 above.

           Such indemnity shall include all reasonable costs, attorney's fees and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. Such defense shall be by counsel reasonably satisfactory to Lessor. This indemnity will be applicable to a claim only if the
Lessor:

                 (A) notifies Lessee of the claim or liability in writing within sixty (60) days after the Lessor receives notice of the claim or liability;

                 (B) permits Lessee to defend or settle against the claim or liability; and

                 (c) cooperates with Lessee in any defense of settlement against the claim or liability.

      (b)  Indemnification of Lessee. Lessor shall indemnify and hold Lessee
           -------------------------
and Lessee Parties harmless from and against any and all claims or liability for bodily injury to or death of any person or damage to any property arising out of Lessor's conduct, or from any activity, work, or thing done, permitted or suffered by Lessor in or about the Premises or from Lessor's breach of this Lease, except:

           (i) claims and liabilities occasioned in whole or in part by the negligent acts or omissions of Lessee, its agents or employees; or

           (ii) claims and liabilities for property damage addressed in Section
8.6 above.

           Such indemnity shall include all reasonable costs, attorney's fees and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. Such defense shall be by counsel reasonably satisfactory to Lessee. This indemnity will be applicable to a claim only if the Lessee:

           (A) notifies Lessor of the claim or liability in writing within sixty (60) days after the Lessee receives notice of the claim or liability;

           (B) permits Lessor to defend or settle against the claim or liability; and

           (C) cooperates with Lessor in any defense of settlement against the claim or liability.

9.  DAMAGE OR DESTRUCTION:
    ---------------------

    9.1 (a)  Insured Loss. Lessee shall notify Lessor in writing immediately
             ------------
upon the occurrence of any damage to the Premises. If the Premises is only partially damaged and such damage is covered by the insurance policies described in SECTION 8.3, this Lease shall remain in effect, and Lessor shall repair the
   -----------
damage, at Lessor's sole cost and expense, as soon as reasonably possible; provided, however, that if the time necessary to repair the damage is estimated to exceed four (4) months, Lessee may elect to terminate this Lease as of the date the damage occurs upon thirty (30) days written notice to Lessor. Lessor may elect (but is not required) to repair any damage to Lessee's fixtures, equipment, or improvements (other than the Initial Improvements, which Lessor shall be obligated to repair in accordance with this section). For the purposes of this Article, "partially damaged" shall mean that: (i) less than twenty five percent (25.0%) of the Premises is unusable or untenantable as a result of such damage; or (ii) less than twenty five percent (25.0%) of Lessee's operations are materially impaired; and (iii) neither Lessee's ingress or egress nor loading or
                     ---
unloading areas are impaired or unusable.

        (b)  Uninsured Loss. If the cause of any partial damage is not covered
             --------------
by the insurance policies which Lessor is required to maintain under SECTION 8.3 and Lessee does not elect to terminate under Section 9.1 (a) above, Lessor may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Lessor shall notify Lessee within thirty (30) days after receipt of notice of the occurrence of the damage whether Lessor elects to repair the damage or terminate the Lease. If Lessor elects to repair the damage and such damage was due to an act or omission of Lessee, or Lessee's employees, agents, contractors or invitees, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor. If Lessor elects to terminate the Lease, Lessee may elect to continue this Lease in full force and effect, in which case Lessee shall repair any damage to the Premises and any building in which the Premises is located.

Lessee shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Lessor shall deliver to Lessee any insurance proceeds received by Lessor for the damage repaired by Lessee. Lessee shall give Lessor written notice of such election within ten (10) days after receiving Lessor's termination notice.

           (c)  Damage during last twelve months. If the damage to the Premises
                --------------------------------
occurs during the last twelve (12) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Lessor or Lessee may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Lessee's notice to Lessor of the occurrence of the damage. Notwithstanding the foregoing, in the event Lessor chooses to terminate this Lease as provided above, Lessee may, within fifteen (15) days following receipt of Lessor's notice of termination, elect to exercise any available extension option under this Lease. If Lessee makes such election, this Lease shall continue in full force and effect, and Lessor shall proceed diligently to repair and restore the Premises in accordance with the provisions of this Lease.

      9.2. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Premises is substantially or totally destroyed by any cause whatsoever (the damage to the Premises is greater than partial damage as described in SECTION 9.1(A)), and regardless of whether
                                    ---------------
Lessor receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within six (6) months after the date of destruction, Lessor may elect to rebuild the Premises at Lessor's own expense, in which case this Lease shall remain in full force and effect. Lessor shall notify Lessee of such election within thirty (30) days after Lessee's notice of the occurrence of total or substantial destruction. If Lessor so elects, Lessor shall rebuild the Premises at Lessor's sole expense, except that if the destruction was caused by an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of rebuilding and any insurance proceeds received by Lessor. In the event of substantial or total damage or destruction to the Premises, which includes damage or destruction to the shipping, docking and loading areas, Lessor shall make repairs to the shipping, docking and loading areas within thirty (30) days of the date of damage or destruction so that Lessee will be able to operate business from the area which has not been damaged or destroyed. If Lessor does not make the repairs to the aforesaid areas within the thirty
(30) day period, Lessee may terminate the Lease upon written notice to the Lessor.

      9.3. TEMPORARY REDUCTION OF RENT. If the Premises is destroyed or damaged and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this ARTICLE NINE, any Rent payable during the period of such damage, repair
        ------------
and/or restoration shall be reduced according to the degree, if any, to which Lessee's use of the Premises is impaired. Except for such possible reduction in Rent, insurance premiums and real Premises taxes, Lessee shall not be entitled to any compensation, reduction, or reimbursement from Lessor as a result of any damage, destruction, repair, or restoration of or to the Premises.

      9.4. WAIVER. Lessee waives the protection of any statute, code or judicial decision which grants a Lessee the right to terminate a lease in the event of the substantial or total destruction of the leased Premises. Lessee agrees that the provisions of SECTION 9.2 and SECTION 9.3 above shall govern the rights and
                  -----------     -----------
obligations of Lessor and Lessee in the event of any substantial or total destruction to the Premises.

      9.5 DELAYS. In the event Lessor does not commence its repair and restoration work under this Lease within sixty (60) days following the event of partial damage or destruction (ninety (90) days in the event of substantial or total damage or destruction) or does not complete such repair and restoration work within one hundred twenty (120) days following the event of partial damage or destruction (one hundred eighty (180) days in the event of substantial or total damage or destruction), then Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

10.1  REAL PROPERTY TAXES; EVENT OF SALE: In the event the Project is
      ----------------------------------
transferred (i.e. sold, leased, or conveyed) during the initial Lease Term the Lessor shall be responsible for any Proposition 13 incremental increases in real estate taxes.

12.1  ASSIGNMENT AND SUBLETTING:
      -------------------------

      (a) Except as expressly permitted by this Lease, Lessee shall not voluntarily or by operation of law assign or transfer (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not
be unreasonably withheld, co    ioned or delayed and shall be given     denied
by Lessor in writing within thirty (30) days after Lessor's receipt of Lessee's written request and any documentation regarding the assignment or sublease reasonably requested by Lessor.

      (b) Any change in the control of Lessee, or any merger, consolidation, asset sale, reorganization, hypothecation, leveraged buy-out, or other transfer, whether or not a formal assignment of this Lease or Lessee's assets, shall be deemed an assignment of this Lease to which Lessor may withhold its consent if such assignment is (i) not for bona fide business reasons independent of the existence of this Lease or (ii) part of a scheme or subterfuge to avoid or evade Lessee's obligations under this Lease. None of the foregoing shall be applicable to transactions involving Lessee's parent company.

      (c) Except as expressly permitted by this Lease, an assignment or subletting without consent shall be a Default curable after notice per Paragraph 13.1(c).

      (d) Notwithstanding anything to the contrary above, but subject to Paragraph 12.1(b), Lessee shall have the right, without consent of Lessor, but upon prior written notice to Lessor, to assign this Lease or to sublet the Premises (i) to any parent, subsidiary or affiliate corporation or entity, or
(ii) to any corporation resulting from the consolidation or merger of Lessee into or with any other entity, or (iii) to any firm, entity or corporation acquiring the one contemporaneous transaction all or substantially all of the stock or assets of Lessee or a division of Lessee in the State of California ((i), (ii) and (iii) are collectively referred to as "Permitted Transferees"). Any transfer pursuant to (i), (ii) or (iii) above shall be subject to the following conditions: that any such assignment or sublease shall be subject to all of the terms, covenants and conditions of this Lease; any assignee shall expressly assume for the benefit of Lessor the obligations of Lessee under the Lease by a document reasonably satisfactory to Lessor; and, Lessee shall provide to Lessor copies of documents sufficient to verify that the transfer qualifies under this paragraph. No such transfer shall release Lessee from liability. As used herein, the expression "affiliate corporation or entity" means a business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Lessee or its Guarantor. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management and polices of a person or business entity, corporation or otherwise, through ownership or voting securities, by contract or otherwise. Lessor shall agree to a modification of the Agreed Use, if necessary, for the proposed assignee or sublessee, concurrently with any properly approved assignment or sublease.

13.3  Inducement Recapture In Event of Breach: The waiver of Lessee's obligation
      ---------------------------------------
to pay the full Base Rent for the months one (1) through four (4) of the Term is hereinafter referred to as the "Inducement Provision," and shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of an uncured Breach by Lessee, the Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent abated by Lessor under such Inducement Provision shall be prorated based on the unexpired portion of the then current Term and the prorated amount attributable to such un-expired portion of the then current Term shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease. The acceptance by Lessor of rent or the waiver of the Breach which initiated the operation of this Section shall not be deemed a waiver by Lessor of the provisions of this Section unless specifically so stated in writing by Lessor at the time of such acceptance.

50.   Signage: Lessor shall provide Lessee with all signage rights in accordance
      -------
with Project's sign criteria. Lessee may alter glass doors (if applicable) for signage as well with written design approval from Lessor subject to city guidelines.

51.   ADA Compliance: Any other provision of this Lease notwithstanding, the
      --------------
parties hereby agree that the Premises may be subject to the terms and conditions of the Americans with Disabilities Act of 1990 (hereinafter the "ADA"). The parties further agree and acknowledge that it shall be the sole responsibility of Lessor (at Lessor's sole cost) to comply with any and all provisions of the ADA with respect to the shell and other structural improvements constructed as of the Commencement Date, and the Lessee shall comply with any and all provisions of the ADA, as such compliance may be required in connection with Lessee's non-structural improvements and any path of travel issues resulting from Lessee's use of the Premises. Each party further agrees to indemnify and hold harmless against any claims, damages and liabilities which may arise out of the indemnifying party's failure to comply with the ADA as required by this Section Such indemnification shall include, but not necessarily be limited to reasonable attorney's fees, court costs, and gments as a result of said claims.

52.   Building Access: Subject to local government ordinances, Lessee shall be
      ---------------
provided seven (7) days per week, twenty-four (24) hours per day of lighting, ele:ctrical, building and parking access to the Premises.

53.   Preparation of Lease: This Agreement shall not be construed more strictly
      --------------------
against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lessor and Lessee have contributed substantially and materially to the preparation of this Lease. The headings of various sections in this Lease are for convenience only and are not to be utilized in construing the content or meaning of the substantive provisions hereof. The terms "herein," "hereof," "hereunder" and any other similar terms used herein shall be deemed to refer to this Lease in its entirety. All references herein to a party's best knowledge shall be deemed to mean the best knowledge of such party based on all appropriate and thorough inquiry. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lessor, to the making of a deterrnination or designation by Lessor, to the application of Lessor's discretion or opinion, to the granting or withholding of Lessor's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lessor, or otherwise involving the decision making of Lessor, shall be deemed to mean that Lessor shall decide reasonably and unilaterally using its sole and absolute discretion or judgment. Each of the term "Lessor" and the term "Lessee" or any pronoun used in place thereof, shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. This Lease, together with its exhibits, contains all the agreements of the parties lhereto and supersedes any previous negotiations. There have been no representations made by the Lessor or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

54.   Construction of Lessee Improvements: Lessor's only obligations in
      -----------------------------------
connection with Lessee's proposed construction of improvements at the Premises are set forth in the "Work Letter" attached as Exhibit "C" hereto.

55.   Confidentiality: Except as specifically provided herein, Lessee hereby
      ---------------
agrees that Lessee shall not disclose any of the economic terms of this Lease to any person or entity not a party to this Lease, nor shall Lessee issue any press releases or make any public statements relating to the terms or provisions of this Lease; provided, however, Lessee may make necessary disclosures to potential lenders its agents, employees, attorneys, accountants and space pl.anning consultants, and/of as may be required in connection with Lessee entering into and performing iits obligations under this Lease, or by applicable Laws or court order, so long as such parties agree to keep all of the economic terms and of this Lease strictly confidential. The obligation of Lessee set forth in this Section 55 shall survive the expiration or any earlier termination of this Lease for a period not to exceed six (6) months.

56.   Lien Waiver: Lessor hereby waives all lien rights, statutoryor otherwise,
      -----------
upon all trade fixiures, inventory, stock in trade and personal property of Lessee situated in or on the Premises or upon the proceeds from the sale or lease thereof, and agrees to execute or deliver, at Lessee's written request, an instrument in recordable form satisfactory to Lessor confinning such waiver. Lessee shall not submit such written requests for lien waivers more than once annually during the Term.

57.   Memorandum of Lease: Upon the written request of Lessee, Lessor shall
      -------------------
execute and dehver to Lessee a memorandum of lease substantially in compliance with the form attached hereto as Exhibit F. Additionally, Lessee shall at the termination of this Lease, execute and deliver to Lessor a release of memorandum of lease substantially in compliance with the form attached hereto as Exhibit G, which release shall be recorded by Lessor only upon the expiration or earlier termination of this Lease.

                        SIGNATURES ON THE FOLLOWING PAGE

Lessor and Lessee agree the Lease shall be modified as provided in this Addendum. If not otherwise defined, capitalized terms in this Addendum shall have the same meanings as set forth in the Lease.

LESSOR                                        LESSEE
------                                        ------

Arrowood Investments, Inc., a California      Barbeques Galore, Inc., a
corporation                                   California corporation



By: /s/ Scott Downes                          By: /s/ Sydney Selati
   -----------------------                       ---------------------------
   Scott Downes, President                       Sydney Selati, President


Date:_____________________                    Date:    1.18.02
                                                   ---------------

                                                             .

By:______________________                     By:   /s/ Kevin Ralphs
   Name:__________________                       ---------------------
                                                 Name:  Kevin Ralphs (CFO)
                                                      ----------------------

Address: 8413 Jackson Road, Suite B           Address: 15401 Bake Parkway,
         Sacramento, CA 95826                          Suite A Irvine, CA 92618

Telephone: (916) 381-6509                     Telephone: (949) 597-2400
Fax:       (916) 381-5350                     Fax:       (949) 597-2434

                                     [MAP]


                                  EXHIBIT "A"



                   [LOGO] Carlile Coatsworth Architects, Inc.



PANATTONI DEVELOPMENT

BUILDING `A' - HAVEN & MISSION
3355 E. CEDAR AVE. ONTARIO, CA

04 JANUARY 02

                                   EXHIBIT "B"

                         HAZARDOUS MATERIAL SURVEY FORM

     The purpose of this form is to obtain information regarding the use of hazardous substances on ______________'s property. Prospective tenants and contractors should answer the questions in light of their proposed operations on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing operations on the premises and should update any information previously submitted.

     If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. Your cooperation in this matter is appreciated.


1.   GENERAL INFORMATION
     -------------------

     Name of Responding Company:  Barbeques Galore Inc.
                                -----------------------

     __________________________________________________


     Check all that apply:
     Tenant (x)   Contractor ( )      Prospective (x)      Existing ( )

     Mailing Address: 15041 Bake Parkway, Suite A
                     ----------------------------------

                     Irvine CA. 92618
     --------------------------------------------------


     Contact Person & Title:  Sydney Selati, President.
                            ---------------------------

     Telephone Number: (949) 597-2400
                        ---  --- ----

     Current HAS Tenant(s):
     ---------------------


     Address of Leased Premises:_______________________

     __________________________________________________


     Prospective HAS Tenant(s):
     -------------------------




     Address of Proposed: Leased Premises:_____________

     __________________________________________________

     Address of Current Operations:____________________

     __________________________________________________

     Length of Lease or Contract Term:_________________

     Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.   HAZARDOUS MATERIALS
     -------------------

     For the purpose of the Survey Form, the term "hazardous material" means any raw material, product or agent considered hazardous under any state of federal law. The term does not include wastes which are intended to be discarded.

     2.1  Will any hazardous materials be used or stored on-site?

          Chemical Products         Yes ( )          No (X)
          Biological Hazards        Yes ( )          No (X)
          Radioactive Materials     Yes ( )          No (X)
          Petroleum Products        Yes ( )          No (X)

     2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

     Hazardous Materials    Location and Method of Storage    Quantity

     ___________________                None                  ________
     ___________________                None                  ________
     ___________________                None                  ________
     ___________________                None                  ________
     ___________________                None                  ________

     2.3 Is any underground storage of hazardous substances proposed or currently conducted on the premises?
          Yes ()               No (X)

          If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.


3.   SPILLS         N/A
     ------

     3.1  During the past year, have any spills occurred on the premises?

          Yes ( )          No ( )

          If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

     3.2  Were any agencies notified in connection with such spills?

          Yes ( )          No ( )

          If so, attach copies of any spill reports or other correspondence with regulatory agencies.

     3.3  Were any clean-up actions undertaken in connection with the spills?

          Yes ( )          No ( )

          If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

4.   HAZARDOUS WASTE
     ---------------

     For purpose of this Survey Form the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

     4.1 List the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

     Hazardous Waste          Location and Method        Quarterly/Month
                              of Storage Before
                              Disposal

     ___________________              None               _______________
     ___________________              None               _______________
     ___________________              None               _______________
     ___________________              None               _______________
     ___________________              None               _______________

     4.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.


     Hazardous Materials      Location of Disposal Site  Disposal Method

     ___________________                 None            _______________
     ___________________                 None            _______________
     ___________________                 None            _______________
     ___________________                 None            _______________
     ___________________                 None            _______________


     4.3 Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the premises?

          Yes ( )          No (X)

          If yes, please describe any existing or proposed treatment methods.

     4.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.


5.   WASTEWATER TREATMENT/DISCHARGE    N/A
     ------------------------------

     5.1  Do you discharge industrial wastewater to:

          __  storm drain?           __ sewer?
          __  surface water?         __ no industrial discharge

     5.2  Is your industrial wastewater treated before discharge?

          Yes ( )          No ( )

          If yes, describe the type of treatment conducted.


     5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.


 6.  AIR DISCHARGES
     --------------

     6.1 Do you have any air filtration systems or stacks that discharge into the air?
          Yes ( )          No (X)

     6.2  Do you operate any equipment that require air emissions permits?

          Yes ( )          No (X)

     6.3 Attach copies of any air discharge permits pertaining to these operations.

7.   HAZARDOUS MATERIALS DISCLOSURES
     -------------------------------

     7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? If so, state law requires that you prepare a hazardous materials management plan.

          Yes ( )          No (X)

     7.2 Has your company prepared a hazardous materials management plan (`business plan') pursuant to state and Orange County Fire Department requirements?

          Yes ( )          No (X)

          If so, attach a copy of the business plan.

     7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

          Yes ( )          No (X)   No chemicals, but products which have
                                    required notice.

          If so, describe the actions taken, or proposed actions to be taken, to comply with Proposition 65 requirements.

     7.4 Is your company subject to OSHA Hazard Communication Standard Requirements?

          Yes ( )          No (X)

          If so, describe the procedures followed to comply with these requirements.

8.   ANIMAL TESTING
     --------------

     8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes?

          Yes ( )          No (X)

     8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research and development purposes?

          Yes ( )          No (X)

          If yes, describe the activity.

9.   ENFORCEMENT ACTIONS, COMPLAINTS
     -------------------------------

     9.1  Has your company ever been subject to any agency enforcement actions,
          administrative orders, or consent decrees?   Yes ( )          No (X)

          If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

     9.2 Has your company ever received any request for information, notice or demand letters, or any other inquiries regarding its operations?

          Yes ( )          No (X)

     9.3 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

          Yes (X)          No ( )   Possible Proposition 65 action.

     9.4 Has an environmental audit ever been conducted at your company's current facility?

          Yes ( )          No (X)

          If so, discuss the results of the audit.

     9.5 Have there been any problems or complaints from neighbors at your company's current facility?

          Yes ( )          No (X)

     9.6 If you answered "yes" to any question in this section, describe the environmental action or complaint and any continuing obligation imposed as the result of same.


  Barbeques Galore Inc.,
------------------------------
Company

By: /s/ Sydney Selati
   ---------------------------

Title:   President                      Date:     1.18.02
      ------------------------               ---------------------

                                   EXHIBIT "C"

                                   WORK LETTER
                                   -----------

   THIS WORK LETTER (THIS "Work Letter") IS ATTACHED TO, SUPPLEMENTS, AND IS MADE A PART OF THE LEASE. THESE PROVISIONS DEFINE THE TERMS AND CONDITIONS RELATING TO THE COMPLETION OF AND PAYMENT FOR THE IMPROVEMENTS (AS DEFINED BELOW). ALL INITIALLY CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE SAME MEANING AS SET FORTH IN THE LEASE. THE TERMS AND CONDITIONS OF THIS WORK LETTER SUPPLEMENT AND, TO THE EXTENT OF ANY CONFLICT, SUPERSEDE THE PROVISIONS OF THE PRECEDING LEASE.

1. Definitions. As used in this Work Letter and in the Lease, the term
   -----------
"Premises Improvements" shall mean those improvements set forth on the "Final Lessor Plans" (defined in Section 5.e. of this Work Letter), which shall include the items specified in Schedule "1" attached to this Work Letter. As used in this Work Letter and in the Lease, the term "LESSEE IMPROVEMENTS" shall mean those Lessee improvements to be installed in the Building set forth on the Final Lessee Plans (as defined in Section 5.d. of this Work Letter). As used in this Work Letter and in the Lease, "IMPROVEMENTS" shall mean the Premises Improvements and the Lessee Improvements, which shall be constructed at Lessor's sole cost and expense. The construction and installation of the Improvements is sometimes referred to herein as the "WORK".

2. Completion of Improvements. Subject to the terms of the Lease and this Work
   --------------------------
Letter and any "LESSEE DELAY" or "FORCE MAJEURE DELAY" as provided herein, Lessor shall use its commercially reasonable and diligent efforts to cause the "Contractor" (defined in Section 7 of this Work Letter) to complete the construction and installation of the Improvements in accordance with the terms of this Work Letter.

3. Appointment of Construction Representatives.
   -------------------------------------------

     a.   By Lessor. Lessor hereby appoints the following person as Lessor's
          ---------
representative ("LESSOR'S REPRESENTATIVE") to act for Lessor in all matters covered by this Work Letter: Michael Johnson.

     b.   By Lessee. Lessee hereby appoints the following person as Lessee's
          ---------
representative ("LESSEE'S REPRESENTATIVE") to act for Lessee in all matters covered by this Work Letter: Jim Tullis.

     c.   Communications. All communications with respect to the matters covered
          --------------
by this Work Letter shall be made to Lessor's Representative or Lessee's Representative, as the case may be. Either party may change its representative under this Work Letter at any time by written notice to the other party.

4. Architect. Carlile Coatsworth Architects Inc. ("ARCHITECT"), shall act as the
   ---------
architect with respect to the design and construction of the Improvements. Lessor shall enter into a contract with Architect for such services (the "ARCHITECT CONTRACT"). The parties acknowledge and agree that the Architect Contract entered into with the Architect will obligate the Architect to issue to both Lessor and Lessee an architect's certificate ("ARCHITECT'S CERTIFICATE") upon Substantial Completion (as defined in Addendum Paragraph 3.1 (a) and hereinafter defined) of the Improvements certifying the Substantial Completion of the Improvements in accordance with the Final Plans (as hereinafter defined).

5. Improvement Plans.
   -----------------

     a.   Approved Matters and Preliminary Specifications. Lessor and Lessee
          -----------------------------------------------
have each approved (i) the Site Plan attached to the Lease as Exhibit "A", (ii) the Shell and Tenant Improvement Outline Specifications for the Premises Improvements set forth in SCHEDULE "1" attached hereto and (iii) the space plan for the Lessee Improvements set forth in SCHEDULE "2" attached hereto and (the items in (i), (ii), and (iii) herein referred to collectively as the "PRELIMINARY SPECIFICATIONS").

     Notwithstanding anything to the contrary contained herein, Lessor shall have the right to substitute materials and designate alternatives for any of the Preliminary Lessor Specifications and Preliminary Lessor Plans, but only if such substitute materials and alternatives are equivalent to those specified in the Preliminary Plans and are approved by Lessee which approval shall not be unreasonably withheld.

     b.   Final Plans.  Based on the Preliminary Lessee Plans approved by Lessor
          -----------
and Lessee, Lessor shall cause the Architect, the Engineers and/or other consultants selected and retained by Lessor to prepare and deliver to Lessee final architectural plans, drawings and specifications and complete engineering, mechanical, fire/life safety, structural and electrical *working drawings for all of the Lessee. Improvements (collectively, the "Lessee Working Drawings") showing: (i) the layout, lighting, finish and decoration work (including carpeting and other floor coverings); and (ii) all other specifications for the Lessee Improvements. Within seven (7) days after Lessor's delivery of the Lessee Working Drawings to Lessee, Lessee shall approve or disapprove (in which case specific modifications must be proposed) the same in writing, which approval shall not be unreasonably withheld; provided, however, that Lessee may only disapprove the Lessee Working Drawings to the extent such Lessee Working Drawings are materially inconsistent with the Preliminary Lessee Plans or to propose modifications which are consistent with the Preliminary Lessee Plans, and only if Lessee delivers to Lessor, within such 7-day period, specific changes proposed by Lessee which (A) are consistent with the Preliminary Lessee Plans and (B) do not constitute changes which would result in a Design Problem. If any such revisions are timely and properly proposed by Lessee, Lessor shall cause the Lessee Working Drawings to be revised to incorporate such revisions and submit the same for Lessee's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Lessee Working Drawings until the same are finally approved by Lessor and Lessee. The Lessee Working Drawings which have been finally approved by Lessor and Lessee shall be referred to herein as the "Final Plans."

     c.   Design Problem; Lessee Changes. Once the Preliminary Plans or the
          ------------------------------
Final Plans, as the case may be, have been approved by Lessor and Lessee, Lessee shall make no changes or modifications thereto without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion if such change or modification would result in any of the following (each a "Design Problem"): (i) directly or indirectly delay "Substantial Completion," as that term is defined in Section 10 below, of the Premises, unless Lessee agrees that any such delay shall constitute a Lessee Delay (as defined below); (ii) increase the overall cost of designing or constructing the Improvements above the cost of the Improvements depicted in the Preliminary Specifications, unless Lessee agrees to pay for such increased cost as if such increased cost were a Change Order Cost (as defined below); (iii) be of a quality lower than the quality of the Lessee Improvements set forth in the Preliminary Lessee Plans (with respect to the Lessee Improvements) or be a quality lower than the quality of the Premises Improvements set forth in the Preliminary Lessor Plans (with respect to the Premises Improvements); (iv) materially affect the exterior appearance or size or cost of the Building or the parking areas, or the structure or systems and equipment of the Building; and/or
(v) violate any applicable laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, and permits (collectively, "Applicable Law"). Notwithstanding anything to the contrary set forth in this Work Letter, in the event that Lessee shall request any changes or substitutions to any of the Construction Drawings and such changes, differences and/or substitutions result in net increased costs of construction in excess of the costs of those improvements depicted on the Preliminary Specifications, then Lessee shall pay such excess costs to Lessor in cash within ten (10) business days after Lessor's request therefor, which request for payment shall not be made until Lessor has incurred such costs as evidenced by an invoice or progress billing from the Contractor.

     d.   Governmental Approvals. When the Final Lessor Plans and Final Lessee
          ----------------------
Plans have been approved by Lessee and Lessor, Architect shall submit the Final Lessor Plans and Final Lessee Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit for the Improvements. Architect shall make any and all changes to the Final Lessor Plans and Final Lessee Plans required by any applicable governmental entity, including, without limitation, any changes required by the City of Ontario, to obtain a building permit for the Improvements. Lessor shall be responsible for obtaining approval of the Final Lessor Plans and the Final Lessee Plans by all governmental agencies having jurisdiction, including all necessary permits and the temporary and permanent certificate of occupancy (or other required, equivalent approval Tom the local governmental authority permitting occupancy of the Premises). Lessee and Lessor shall cooperate with each other in obtaining such approvals. Notwithstanding the foregoing, Lessee shall be responsible for obtaining, at Lessee's sole cost and expense, all approvals required in connection with Lessee's proposed racking/conveying plan, product mix, use of the Premises or commodity class in order that Lessee may conduct its business in the Premises in accordance with the terms of the Lease, and the cost of any changes required to any of the Construction Drawings or the Improvements as a result of such product mix, use, and/or commodity class shall be paid for by Lessee within ten (10) business days after Lessor's notice thereof to Lessee.

     e.   No Representations. Notwithstanding anything to the contrary contained
          ------------------
in the Lease or herein, Lessor's participation in the preparation of the Construction Drawings, the selection of the

Architect, Engineers, consultants and Contractor, the cost estimates, the Improvements and the construction thereof shall not constitute any representation or warranty, express or implied, that the Improvements, if built in accordance with the Final Plans, will be suitable for Lessee's intended purpose, and Lessor specifically disclaims any such effect. Lessee acknowledges and agrees that the Improvements are intended for use by Lessee and the specifications and design requirements for such Improvements are not within the special knowledge or experience of Lessor. Lessor's sole obligation shall be to arrange the construction of the Improvements in accordance with the requirements of the Final Plans; and any additional costs or expenses required for the modification thereof to more adequately meet Lessee's use, whether during or after Lessor's construction thereof, shall be borne entirely by Lessee except as otherwise provided in this Work Letter. Provided, however, the foregoing shall not be applicable to any construction, engineering or design defects in the Premises or Building. Notwithstanding the foregoing, Lessor agrees to provide a copy of and to assign to Lessee, on a non-exclusive basis, the benefit of all construction warranties pertaining to the Improvements for the Term.

     f.   Plans As Of Lease Execution and Delivery. Development of plans for the
          ----------------------------------------
Improvements has occurred prior to the execution and delivery of this Lease. Accordingly, notwithstanding anything contained in this Work Letter to the contrary, the plans which have most recently been approved of by Lessor and Lessee, consisting of the Site Plan dated as of January 4, 2002, attached hereto as Exhibit A and the Preliminary Tenant Improvement Plan (PL -3) dated as of January 7, 2002, will constitute the Lessor and Lessee Working Drawings referred to in this Work Letter.

6. Change Orders. After the parties approve the Final Plans and a building
   -------------
permit for the Premises Improvements and/or the Lessee Improvements is issued, any further changes to the Final Plans shall require the prior written approval of Lessee and Lessor (not to be unreasonably withheld or delayed); provided, however, that (a) Lessee may not make any changes to portions of the Final Plans which are required by any governmental agencies or authorities. Lessee may not, however, make any changes to the Final Plans. If Lessee desires any change in the Final Plans relative to the Lessee Improvements which is reasonable and practical and which meets the standard set forth in the first sentence of this
Section 6 (which shall be conclusively determined by the Architect), such changes may only be requested by the delivery to Lessor by Lessee of a proposed written "CHANGE ORDER" specifically setting forth in detail the requested change and the reasons for such requested change. Lessor shall have five (5) business days from the receipt of the proposed Change Order to provide the following items: (a) a summary of any estimated increase or decrease in the cost reasonably caused by such change including a seven (7%) fee to process said Change Order (the "CHANGE ORDER COST"), (b) a statement of the estimated number of days of any delay in Substantial Completion beyond March 1, 2002, caused by such proposed change (the "CHANGE ORDER DELAY"), and (c) a statement of the estimated cost of the Change Order Delay (the "CHANGE ORDER DELAY EXPENSE"), which Change Order Delay Expense shall be the product of the number of days of such delay multiplied by the daily Base Rent rate. Lessee shall then have three
(3) business days to approve the Change Order Cost, the Change Order Delay and the Change Order Delay Expense. If Lessee approves these items, Lessee shall pay to Lessor the Change Order Cost and Change Order Delay Expense within ten (10) business days after Lessee's approval thereof. Lessor shall, promptly following receipt of such payment, execute the Change Order and cause the appropriate changes to the Final Lessee Plans to be made. If Lessee fails to respond to Lessor within said three (3) business day period, the Change Order Cost, the Change Order Delay and the Change Order Delay Expense shall be deemed disapproved by Lessee and Lessor shall have no further obligation to perform any work set forth in the proposed Change Order. The Change Order Cost shall include all costs reasonably associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as reasonably determined by the Architect and the Contractor, respectively. The Change Order Delay shall include all delays in Substantial Completion beyond March 1,2002, caused by the Change Order, including, without limitation, all design and construction delays, as reasonably determined by the Architect and the Contractor, respectively. The Change Order Delay shall include all delays caused by the Change Order, including, without limitation, all design and construction delays, as conclusively determined by the Architect and the Contractor, respectively.


7. Selection of Contractor. A contractor, under the supervision of and selected
   -----------------------
by Lessor, shall construct the Improvements (the "CONTRACTOR"). Lessor shall also approve and select all subcontractors performing such work. The Contractor shall be Panattoni Construction.


8. Construction of the Improvements. Lessor shall enter into a construction
   --------------------------------
contract with the Contractor on a form reasonably acceptable to Lessor ("CONSTRUCTION CONTRACT") for the construction and installation of the Improvements in accordance with the Final Plans. Lessor shall enter into a construction contract for the construction and installation of the Lessee improvements in accordance with the Final Lessee Plans on a form reasonably acceptable to Lessor.

9.  Payment for Cost of the Improvements. Except as specified in Section 5.g,
    ------------------------------------
Section 6 above, or as Lessee may agree to assume in connection with obtaining Lessor's approval of a proposed change in the Preliminary Plans or Working Drawings that constitutes a Design Problem, Lessor shall pay the cost of all permits required for the development of the Improvements and water, sewer or other utility connection charges and for designing and constructing the Premises Improvements as provided in the Final Plans Plans.

10. Substantial Completion. Lessee's failure to complete any Lessee fixtures,
    ----------------------
work-stations, built-in-furniture, equipment, Lessee's Systems (as defined in Section 3.1.6 of the Lease) or personal property to be installed by Lessee shall not delay Substantial Completion. If there is any delay in the Commencement Date beyond March 1, 2002 that results from a Lessee Delay (as defined in Section 11 below), then the Commencement Date shall be accelerated by the number of days of delay caused by the Lessee Delay(s).

11. Lessee Delays and Force Majeure Delays. As used herein, "LESSEE DELAYS"
    --------------------------------------
means any delay in the design or construction of the Improvements resulting from any or all of the following: (a) Lessee's failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Lessee's responsibility pursuant to this Work Letter, including Lessee's failure to grant approvals and/or make payments within the time frames described herein;
(b), Lessee's request for materials, finishes, or installations which are not readily available and which therefore actually delay the completion of the Lessee Improvements, (c) any delay in any way whatsoever arising from Lessee's conducting "INSPECTIONS" under Section 12 below more frequently than twice weekly, (d) Change Order Delays, or (e) any other act or failure to act by Lessee, Lessee's Representative, Lessee's employees, agents, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Lessee, including interference with Lessor, or Contractors or subcontractors, during Lessee's early entry under Section 3.1.b of the Lease. Except with respect to a Change Order Delay or Lessee's failure to comply with specific deadline dates for Lessee's performance set forth herein, no delay shall be deemed to have occurred until and unless Lessor has given written notice to Lessee identifying the event of delay and, if curable, Lessee fails to cure the delay within one (1) business day after Lessee's receipt of such notice, in which case the actual delay attributable to such event from and after Lessor's notice shall be considered a Lessee Delay.

As used herein, "FORCE MAJEURE DELAYS" means delays (other than a delay which a party should have reasonably foreseen and provided against resulting from causes beyond the reasonable control of Lessor or the Contractor (not relating to financial inability), including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Real Property or Premises, over the construction of the Improvements or over any uses thereof, or by delays in inspections or in issuing approvals or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Improvements), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes herein above stated (other than a delay which a party should have reasonably foreseen and provided against). In the event any Force Majeure Delay occurs, neither party shall be entitled to delay or excuse in its performance of an obligation under this Lease unless it notifies the other party of such Force Majeure Delay within ten (10) days of its occurrence.

12. Lessee's Inspection Rights. Lessor shall schedule and attend weekly progress
    --------------------------
meetings, walk-throughs and any other meetings with the Architect, the Contractor and Lessee to discuss the progress of the construction of the Improvements ("MEETINGS"). Lessor shall give Lessee at least twenty-four (24) hours prior notice (written or telephonic) of all such Meetings. Lessee shall designate in writing the person or persons appointed by Lessee to attend the Meetings and such designated party shall be entitled to be present at and to participate in the discussions during all Meetings; but Lessor may conduct the Meetings even if Lessee's appointees are not present. In addition to the foregoing and to Lessee's early entry rights as provided in Section 3.1.b of the Lease, Lessee or its agents shall have the right at any and all reasonable times to conduct inspections, tests, surveys and reports of work in progress ("INSPECTIONS") for the purpose of reviewing whether the Improvements are being constructed in accordance with the Final Plan, as amended by any approved Change Orders or other agreed upon changes. Lessee agrees to protect, hold harmless and indemnify Lessor from all claims, demands, costs and liabilities (including reasonable attorneys' fees) arising from Lessee's or Lessee's agents entry onto the Land for the purpose of conducting Inspections.

13.  Walk-Through and Punch List. Upon Substantial Completion of the
     ---------------------------
Improvements, Lessee, Lessor, the Lessee's Representative and the Architect shall jointly conduct a walk-through of the Improvements and shall jointly prepare a punch list ("PUNCH LIST") of items needing additional work ("PUNCH LIST ITEMS"); provided, however, the Punch List shall be limited to items which are required by the Construction Contract, the Final Plans, Change Orders and any other changes agreed to by the parties. Lessor shall use its commercially reasonable best efforts to diligently pursue completion of any Punch-List items within thirty (30) days following the walk-through.

14.  Miscellaneous Construction Covenants.
     ------------------------------------


     a.   Coordination with Lease. Nothing herein contained shall be construed
          -----------------------
as (i) constituting Lessee as Lessor's agent for any purpose whatsoever, or (ii) a waiver by Lessor or Lessee of any of the terms or provisions of the Lease.
Any default by either party with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Lessor and Lessee shall have all the rights and remedies as in the case of a breach of the Lease by the other party.

     b    Cooperation. Lessor and Lessee agree to cooperate with one another and
          ------------
to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed by Lessor and/or Lessee under this Work Letter, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Work.

15   No Representations. Lessor does not warrant that the Premises, the Building
     ------------------
or any component thereof will be free of latent defects or that it will not require maintenance and/or repair within any particular period of time, except as expressly provided herein or the Lease.

16.  Option to Remove; Ownership of Lessee Improvements. By written notice to
     --------------------------------------------------
Lessee, Lessor may require that any or all of the Lessee Improvements be removed by Lessee, at Lessee's sole cost and expense, prior to the expiration or earlier termination of the Lease. If Lessor requires any or all of the Lessee Improvements to be so removed by Lessee, Lessee shall, at Lessee's sole cost and expense, repair all damage resulting from such removal and restore the Premises to good condition and repair and, if Lessee fails to do so, Lessor may do so at Lessee's cost. Any Lessee Improvements that Lessor does not require Lessee to remove shall become the property of Lessor upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term.

                          SCHEDULE "1" to EXHIBIT "C"

                               [LOGO OF PANATTONI]


                      SHELL AND TENANT IMPROVEMENT OUTLINE
                                 SPECIFICATIONS

                                       FOR

                      ------------------------------------

                             BARBEQUES GALORE, INC.

                                   BUILDING A
                             SEC STERLING AND CEDAR
                                3355 E. CEDAR ST.
                           ONTARIO, CALIFORNIA 91761

                                     Revised

                                January 14, 2002

                     --------------------------------------


                                               PREPARED FOR
                                               Panattoni Development Company
                                               19600 Fairchild Road, #285
PREPARED FOR                                   Irvine, CA 92612
Barbeques Galore, Inc.                         (949) 474-7830
                                               (949) 474-7833 Fax

                      TABLE OF CONTENTS

                                                                            Page
DIVISION 1: GENERAL REQUIREMENTS                                              5

  1.00  DEFINED TERMS                                                         5

  1.01  LAWS, ORDINANCES, RULES & REGULATIONS                                 5

  1.02  FIELD ADMINISTRATION PERSONNEL                                        5

  1.03  TECHNICAL AND ADMINISTRATIVE                                          5

  1.04  MOBILIZATION/DEMOBILIZATION                                           5

  1.05  TEMPORARY CONSTRUCTION FACILITIES                                     5

  1.06  QUALITY/TRAINING/SAFETY/PROGRAMS                                      5

  1.07  DAILY CLEANUP                                                         5

  1.08  TESTING                                                               5

  1.09  FINAL CLEANUP AND PUNCHLIST                                           5

  1.10  IMPACT, PERMIT, & CONNECTION FEES                                     6

  1.11  SIGNAGE                                                               6

DIVISION 2: SITEWORK                                                          6

  2.01  CLEAR AND GRUB                                                        6

  2.02  LAYOUT ENGINEERING                                                    6

  2.03  MASS EARTHWORK                                                        6

  2.04  FINE GRADE                                                            6

  2.05  UNDERGROUND UTILITIES                                                 6

  2.06  ASPHALT PAVING                                                        7

  2.07  CONCRETE SLABS                                                        7

  2.08  SITE CONCRETE                                                         7

  2.09  CONCRETE LOADING DOCKS & APRONS                                       7

  2.10  LANDSCAPE AND IRRIGATION                                              7

  2.11  EXTERIOR SIGNAGE                                                      7

  2.12  EROSION PROTECTION                                                    7

  2.13  OFFSITE CONSTRUCTION                                                  7

DIVISION 3: CONCRETE                                                          7

  3.01  BUILDING FOUNDATIONS                                                  7

  3.02  FLOOR SLAB                                                            7

  3.03  TILT-UP WALLS                                                         8

  3.04  RETAINING/SCREEN WALLS                                                8

DIVISION 4: MASONRY                                            8

  4.01  CMU BLOCK WALLS                                        8

DIVISION 5: STRUCTURAL STEEL & METALS                          8

  5.01  STRUCTURAL STEEL                                       8

  5.02  MISCELLANEOUS METALS                                   8

DIVISION 6: CARPENTRY                                          8

  6.01  ROOF STRUCTURE                                         8

  6.02  MISCELLANEOUS CARPENTRY                                8

  6.03  MECHANICAL SCREEN WALLS                                8

  6.04  SMOKE CURTAIN WALLS                                    8

DIVISION 7: THERMAL & MOISTURE PROTECTION                      8

  7.01  BUILT UP ROOFING                                       8

  7.02  ROOF ACCESS                                            8

  7.03  MISCELLANEOUS CAULKING                                 9

  7.04  INSULATION                                             9

  7.06  SMOKE HATCHES                                          9

DIVISION 8: DOORS AND WINDOWS                                  9

  8.01  EXTERIOR DOORS                                         9

  8.02  INTERIOR DOORS                                         9

  8.03  ALUMINUM STOREFRONT                                    9

  8.04  ROLL-UP DOORS                                          9

DIVISION 9: FINISHES & OFFICE IMPROVEMENTS                     9

  9.01  EXTERIOR WALL PAINTING                                 9

  9.02  METAL FRAMING AND SHEETROCK                            9

  9.03  CEILINGS                                               9

  9.04  FLOOR COVERINGS                                        9

  9.05  INTERIOR PAINTING                                      9

  9.06  VINYL WALL COVERING                                   10

  9.07  CERAMIC TILE                                          10

  9.08  MISC. PAINTING                                        10

DIVISION 10: SPECIALTY                                        10

 10.01  BATHROOM ACCESSORIES                                  10

 10.02  FENCING                                               10

 10.03  FLAGPOLES                                             10

  10.04 SIGNAGE                                               10

DIVISION 11: DOCK EQUIPMENT                                   10

  11.01 DOCK EQUIPMENT                                        10

DIVISION 12: FURNISHINGS                                      10

DIVISION 13: SPECIAL CONSTRUCTION                             10

  13.01 SECURITY SYSTEM                                       10

  13.85 DETECTION AND ALARM - FIRE LIFE SAFETY                10

  13.90 FIRE PROTECTION                                       11

DIVISION 14: CONVEYING SYSTEM                                 11

DIVISION 15: MECHANICAL                                       11

  15.01 PLUMBING                                              11

  15.03 HVAC                                                  11

DIVISION 16: ELECTRICAL                                       11

  16.01 LIGHTING                                              11

  16.02 ELECTRICAL SERVICE                                    11

INTRODUCTION

The intent of this specification is to outline the requirements of an attractive, high quality, cost efficient building constructed to reflect local design standards.

Lessee to be provided the Lessee Improvements on a turnkey basis for approximately 1,500 square feet of single-story office space; including restrooms to code, plan check and permit fees (see also Schedule "A" attached hereto and made a part hereof).

DIVISION 1: GENERAL REQUIREMENTS

1.0   DEFINED TERMS:

      Owner/Developer: Panattoni Development, LLC; Architect: CC Architects;
      Contractor: Panattoni Construction; Tenant: Barbeques Galore, Inc

1.01  LAWS, ORDINANCES, RULES & REGULATIONS

      All applicable laws, ordinances, rules and regulations pertaining to the City of Ontario, the State of California and Federal Government, shall be complied with. Building designed in strict compliance with all local building codes, including but not limited to the Uniform Building Code and Uniform Fire Code.

1.02  FIELD ADMINISTRATION PERSONNEL

      The field administration personnel shall consist of a full time, exclusive project superintendent, and a skilled labor force appropriate to the current phase of construction.

1.03  TECHNICAL AND ADMINISTRATIVE

      A design team of experienced architects and engineers familiar with this type of building will be assembled to create construction drawings, and to consult throughout the construction phase. All structures will be designed to meet the applicable seismic zone criteria. The Contractor will provide plumbing, mechanical, fire protection and electrical construction documents. Contractor may, at its option, utilize design/build subcontractors to prepare some of the design documents.

      The Architect, Structural Engineer and Civil Engineer will be providing errors and omission insurance coverage for their work in the amount of $1,OOO,OOO per occurrence and $2,000,000 in aggregate. General Contractor shall carry general liability insurance of $l,OOO,OOO.

      Architect will control the distribution of all prints and maintain a record of such distribution.

      Architect to employ line-of-site analysis to assure wall parapets are tall enough to screen anticipated roof mounted equipment.

1.04  MOBILIZATION/DEMOBILIZATION

      As work is commenced, temporary utilities and facilities will be provided as required. The contractor will be responsible for providing and/or coordinating for equipment and materials. Temporary yards and facilities will be removed and/or relocated as the job progresses.

1.05  TEMPORARY CONSTRUCTION FACILITIES

      The contractor at various locations on the site will provide temporary restrooms. A job site trailer will be furnished with telephone, computer, printer, fax machine, and conference room.

1.06  QUALITY AND SAFETY PROGRAMS

      Quality assurance shall be accomplished through direct supervision by the on-site superintendent, the project manager, and periodic inspection by the architect, as needed. Additionally, an independent laboratory will conduct specialized testing and certification on all required phases of construction. The contractor will maintain project safety standards in accord with state and local safety standards.

1.07  DAILY CLEANUP

      Maintain premises and public properties free from accumulation of waste, debris, and rubbish caused by operations or wind during and after construction. Provide on-site containers for collection of waste materials, debris, and rubbish.

1.08  TESTING

      Initial geotechnical report will be provided by Developer which will: address soil shrinkage and subsidence; recommend R-valves, traffic indices and paving sections; and indicate soil corrosivity.

      Contractor responsible to provide independent inspection, observation and testing as required by all governmental agencies, including but not limited to soils, concrete, welding and roofing. Test results shall be promptly distributed to the Developer and the local jurisdiction.

1.09  FINAL CLEANUP AND PUNCH LIST

      Contractor shall employ experienced workmen, or professional cleaners for final cleanup. In preparation of substantial completion or occupancy, conduct final inspection of sight-exposed interior and exterior surfaces, and concealed spaces. Remove grease, dust, dirt, stains, labels, fingerprints and other foreign materials from exposed interior and exterior finishes. At time of substantial completion perform "walk-through" with the Tenant and/or Owner. Compile a "punch list" as work to be finished, repaired, patched, or touched-up. At the completion of punch list work, perform a final walk through with the Tenant and/or Owner. Punch list work must be completed within 2 weeks and for every day not complete, Contractor will pay Developer a penalty in the amount of $1,000 per diem.

               Contractor is responsible for obtaining foal Certificate of Occupancy.

     1.10      IMPACT, PERMIT, & CONNECTION FEES

               Contractor will obtain the building permits that shall be paid for by Developer.

               Processing of PUD applications, lot line Adjustments, and other required entitlements will be provided by Developer.

               The Tenant is to obtain all the required permits relating to environmental issues and operations specific to its business.

     1.11      SIGNAGE

               No signage shall be allowed on site or buildings by Contractor or sub contractors, unless approved in writing by Developer.

     DIVISION  2: SITEWORK

     2.01      CLEAR AND GRUB

               Clear site of trees, stumps, debris, surface vegetation and soil of organic materials.

     2.02      LAYOUT ENGINEERING

               Contractor to provide licensed surveyor to locate pertinent boundaries, grades, and building corners. Contractor's superintendent to locate footings. Owner shall locate and mark the parcel lines and provide an elevation benchmark.

     2.03      MASS EARTHWORK

               On-site soils are assumed acceptable for use in engineered fill. The site will be graded to balance with no import or export of material. In the case where import or export of soil is required, the cost shall be borne by Contractor. All earthwork shall comply with the recommendations of the soils engineer. Contractor to be responsible for all costs to comply with all local, state and federal handicap requirements per drawings.

     2.04      FINE GRADE

               Fine grade pad to required +4/100th of a foot.
                                          -

     2.05      UNDERGROUND UTILITIES

               Contractor is responsible to have all utilities including power, phone, domestic water, sewer, storm drains and gas available at the lot lines.

               All items shall be designed to meet state and local requirements.

               Domestic Water:  Domestic water service to be installed by
                                Contractor per civil drawings to each building and at each office area. Service to include a meter and back flow device. In the case of multiple locations: one location to be fully operational and the other locations to have a suitably sized pipe stubbed into the building from the property line without the final connection of a hot top or meter. Contractor responsible for correct location (including depth) of tie-ins to the public system.

               Irrigation:      Irrigation water service will be provided by
                                Contractor to each building. Services will include a meter, back flow device and pressure reducer as required to accommodate both Phasing and Number of building. Contractor responsible for correct location (including depth) of tie-ins to the public system.

               Fire Water:      The contractor is requested to review the
                                option of installing a single (shared) Fire
                                Pump House that will accommodate both Buildings
                                A and C. Contractor responsible for correct location (including depth) of tie-ins to the public system.

                                The on-site fire line main will be connected to two (2) off-site City water mains to form a loop. Contractor to locate fire hydrants around the building perimeter as required by the Fire Department.

               Sewer: Sewer service will be connected to the sewer main. Contractor to stub sewer 20' into each building at each office location. Each location to have a clean-out in pour strip. Contractor responsible for correct location (including depth) of tie-ins to the public system.

               Storm Drain:     The storm drain system will drain the entire
                                site and tie into the Public Storm System.
                                Contractor responsible for correct location
                                (including depth) of tie-ins to the public systems. Any on-site retention/detention systems, as required, will be the responsibility of the Contractor.

     2.06      ASPHALT PAVING

               Paving section for truck traffic areas will be per recommendations of soils engineer.

               Paving section for auto and truck traffic areas will be per recommendations of soils engineer.

               Civil drawings to indicate paving sections.

               Parking per code and as shown on Site Plan.

     2.07      CONCRETE SLABS

               Dumpster pad will be 6", 3,000 psi, reinforced concrete slab

     2.08      SITE CONCRETE

               Curbs shall be 6" extruded concrete curbs except for poured in place curb and gutter where applicable.

               Provide 4" concrete slabs for the sidewalks.

     2.09      CONCRETE LOADING DOCKS & APRONS

               Loading Docks: Only docks and aprons to be concrete, balance to be asphalt paving. Concrete 6" nominal thickness slab with a compressive strength of 3,000 psi on native as designed by engineer. Dock height to be 48".

     2.10      LANDSCAPE AND IRRIGATION

               Contractor will use Hunter Landscape as the design-build landscaping sub-contractor. Contractor will be responsible for all costs associated with obtaining final City or jurisdiction approval.

               Landscape:       Provide a mix of trees and ground cover. All
                                landscaping shall be installed per City
                                guidelines.

               Irrigation:      Provide 100% coverage to landscaped area with a
                                fully automated commercial grade irrigation system which shall be designed to prevent water overspray from hitting all building surfaces.

               Erosion Control: To be provided as needed.

               Final design to be approved by City.

     2.11      EXTERIOR SIGNAGE

               None

     2.12      EROSION PROTECTION

               To be provided per local requirements. Civil engineer to provide SWPP program with full implementation by General Contractor.

     2.13      OFFSITE CONSTRUCTION

               Contractor to provide curb, gutter, sidewalk, streetlights, fne hlydrants, median work, paving, street work and utility modifications (including any removal, relocation, and/or under-grounding as required by the governing jurisdiction) as required to complete subject project.

     DIVISION 3: CONCRETE

     3.01      BUILDING FOUNDATIONS

               The foundations will be reinforced 2,500 psi concrete isolated, spread footings designed to a specified structural yield as directed by structural drawings.

     3.02      FLOOR SLAB

               The following specification is subject to approval by the structural engineer. It will provide a strong, high quality industrial floor of superior strength and flatness suitable for warehousing and distribution.

               Floor slab will be 6" nominal thickness, 4,000 psi compressive strength concrete placed over compacted native subgrade. Slab slope to be 0.5% or less. In the office area, a visqueen vapor barrier will be used under a 6" slab on native soil or as recommended by soils engineer. The concrete will be placed with a laser screed and ftished with riding power trowels to a burnished finish to meet or exceed Ff50 and F130. All construction joints to receive dowels greased at one end. All control joints to receive dowel baskets and with all joints cut perpendicular at a distance not to exceed 18'0". Floor slab will be reinforced (1) column bay deep at the entire perimeter of warehouse area and throughout office pod areas. Reinforcing will consist of #3 bars at 18" on center each way.

               Wet cure will be provided.

               Floor will be sealed with one (1) coat of Sonnebom Lapidolith floor sealer or equal.

     3.03      TILT-UP WALLS

               The exterior of building shall be constructed of reinforced concrete. Construction and erection of the wall panels to be standard tilt-up method. Panel thickness shall be specified by the structural engineer.

               Exterior face of panels shall receive a floor slab finish, and shall be prepared to receive finish paint. Panel height shall be per architectural drawings to provide a clear height at the outside walls (excluding smoke curtains) per the table below. However, the first bay from the docks may have a 28' clear height.

               Interior pick points will be covered by concrete patch. The interior panel surfaces will be smooth troweled. Exterior panel joints to be caulked. All panels shall be tied together per structural drawings and shall meet all applicable seismic codes.

               Building                 Clear Height
               --------                 ------------
                  A                           30

     3.04      RETAINING/SCREEN WALLS

               Contractor to provide retaining walls and screen walls as shown on drawings.

     DIVISION  4: MASONRY

     4.01      CMU BLOCK WALLS

               Contractor shall be responsible for all costs associated with any block walls on site.

     DIVISION  5: METALS

     5.01      STRUCTURAL STEEL

               Roof to be supported by steel columns. Structural steel shall conform to structural engineers design.

               Column spacing will be approximately 52' x 50'.

     5.02      MISCELLANEOUS METALS

               Install 6" pipe bollards at the sprinkler risers and down spouts in the warehouse and truck court.

               Install one set of concrete stairs at each exit man door in the dock area and warehouse, if needed.


     DIVISION  6: WOODS & PLASTICS

     6.01      ROOF STRUCTURE

               Roof will be a standard panelized wood roof system using open web steel trussel girders, 2 x 4 subpurlins with hangers, stiffeners, and structural I plywood or OSB sheeting.

     6.02      MISCELLANEOUS CARPENTRY

               All miscellaneous carpentry will be performed to provide a professional finish.

     6.03      MECHANICAL SCREEN WALLS

               Per architectural and structural drawings.

     6.04      SMOKE CURTAIN WALLS (See 13.90 - Fire Protection).

     DIVISION 7: THERMAL & MOISTURE PROTECTION

     7.01      BUILT UP ROOFING

               Four-ply built-up roof with a 10 year no dollar limit (NDL) manufacturer's warranty by Intec Permaglas, John-Manville, or equal, Four-ply to include a base, two plies (Type IV) and a mineral cap-sheet.

     7.02      ROOF ACCESS

               Provide roof access via interior mounted ladder. Ladder to meet all applicable codes

     7.03      MISCELLANEOUS CAULKING

               Panel joints will be caulked on the exterior to the full panel height.

     7.04      FLOOR JOINT CAULKING

               Caulk all joints in the fast bay along dock doors (excluding office pods) and at all joints in the warehouse area. Caulking material to be a urethane based product.

     7.05      INSULATION

               Foil faced single layer foil R-7 cut back 2" and folded back to sheating.

     7.06      SMOKE HATCHES

               2% curb mounted smoke hatches. The cost of additional smoke hatches that may be required as a result of Tenant's use/racking or storage plan shall be the sole responsibility of Tenant. No burglar bars are included.

     DIVISION 8: DOORS & WINDOWS

     8.01      EXTERIOR DOORS

               Exterior walk doors to be 3'0" x 7'0" hollow metal doors and frames as required by the UBC code exiting requirements. All hardware to be Schlage `D' series Sparta, brushed aluminum, or equivalent. Exterior doors will include key cylinder and pull hardware for Fire Department access. Final keying per the Tenant's specifications. Knox boxes to be provided per Fire Department's requirements.

     8.02      INTERIOR DOORS

               N/A

     8.03      ALUMINUM STOREFRONT

               Provide storefront system (2" x 4-l/2" front-loaded configuration) at main entrances with double leaf storefront doors. Glass to be sized per opening, single glazed (1/4"), medium performance, Versalux Blue 2000 R (2) reflective glass, tempered as required by code. Glazing to be installed with reflective coating on the interior surface.

     8.04      ROLL-UP DOORS

               Provide 9x10 doors at dock area, and one (1) 12x14 grade level door, see table below.

               Doors will be heavy duty, 24 gauge, vertical push up sectional (not coiling) track doors with vision lights.

               All doors to be equipped with track guards. All doors to have (1) standard view windows installed on the same side as the door latch.

               Suite      Dock High Doors     Grade Level Doors
               ------------------------------------------------
                 B             11                    1

     DIVISION 9: FINISHES

     9.01      EXTERIOR WALL PAINTING

               The building exterior will be prepared per paint manufactures specifications to receive one coat of primer and one coat of exterior vinyl paint; include one additional paint color per architectural drawings. Exterior man doors, roll-up doors and handrails will be enamel.

     9.02      METAL FRAMING AND SHEETROCK

               Perimeter office walls to be 12'0" high AFF. Interior office walls will be 9'0" high AFF.

     9.03      CEILINGS

               1" White suspended metal grid. Armstrong 769, (or equal) 2'x4' acoustical ceiling tiles.

     9.04      FLOOR COVERINGS

               Roll carpet, level loop (approx $12 per sq.yd.) 32 oz. Design Weave Tempest Classic, (or equal).

     9.05      INTERIOR PAINTING

               Interior walls of warehouse walls to be painted one coat to cover.

     9.06      VINYL WALL COVERING

               N/A

     9.07      CERAMIC TILE

               N/A

     9.08      MISC. PAINTING

               All above ground piping such as back-flow preventors shall be painted mallard green. All fire hydrants and PIV's painted per Fire Department Specs.

               Contractor to provide all handicap and traffic signage as well as parking lot curb painting and striping.

     DIVISION 10: SPECIALTIES

     10.01     BATHROOM ACCESSORIES

               N/A

     10.02     FENCING

               As shown: 1) all vehicle gates to be sliding (not swinging), with gate tracks cast in place during placing of concrete and equipped with conduit for future electric gate openers, 2) concrete screen walls, as shown.

               Install a 10'0" high slatted fence and a 20'0" wide gate double drive gate. Fence to be engineered per local building department jurisdiction wind load calculations.

     10.03     FLAGPOLES

               N/A

     10.04     SIGNAGE

               Signage will be available to the Tenant at Tenant's expense, subject to the provisions of the applicable governing agencies and Landlords approval.

     DIVISION 11: EQUIPMENT

     11.01     LOADING DOCK EQUIPMENT

               Eleven (11) edge of dock plate levelers (Kelley or equal). All eleven (11) dock doors shall be equipped with dock bumpers. All dock doors to be equipped with track guards.

     DIVISION 12: FURNISHINGS

               N/A

     DIVISION 13: SPECIAL CONSTRUCTION

     13.01     SECURITY SYSTEM

               Installation of the security system is the Tenant's responsibility,

     13.85     DETECTION AND ALARM - FIRE LIFE SAFETY

               Contractor shall provide a turnkey, design/build cost to install a fire alarm monitoring system for the entire project that will meet all current state and local building codes. Design shall be by a qualified electrical engineer and or qualified electrical designer.

               Contractor will also be responsible to establish service with the local telephone company to provide (2) voice grade, dedicated lines to the fire alarm panel and to coordinate with the fire alarm contractor so that system is operational and does not delay final sign-off by the City and Fire Department.

           1) Provide design build alarm system to meet minimum code requirements of the City, Fire Marshall, NFPA.

           2)  To include but not be limited to the following:
               a) UL central station listed
               b) Double Detector Check Valves
               c) Post Indicator Valves
               d) Riser Valves
               e) Riser flow switches
               f) Pump Room valves
               g) Pump Running
               h) Loss of power

               Installation of Shell Central Station Monitoring by Landlord. Any additional monitoring as needed due to Tenant's storage requirements will be the responsibility of the Tenant.

               Tenant will be responsible for monthly Central Station Monitoring of the fire protection system.

     13.90     FIRE PROTECTION

               The warehouse areas will be fully sprinklered. Building to be equipped with an ESFR system. The pump house will have a floor drain to storm drain system.

               Smoke curtains to be l-5/16" deep 24 gage metal deck Verco or approved equal if required by the Fire Department and will be the Landlord's responsibility.

     DIVISION 14: CONVEYING SYSTEM

               N/A

     DIVISION 15: MECHANICAL

     15.01     PLUMBING

               See Underground Utilities section 2.05.

     15.03     HVAC

               An allowance is included to provide exhaust fans and louvers that will allow for a code minimum of air changes per hour. Use UBC code mechanical ventilation.

     DIVISION 16: ELECTRICAL

     16.01     LIGHTING

               Provide emergency exit lighting due to the effects of the Tenant's racking lay out.

               Parking lot lighting not less than one (1) foot candle average.

     16.02     ELECTRICAL SERVICE

               General contractor shall provide a design build cost for the project. Design shall be by a qualified electrical engineer and or qualified electrical designer. Liability and Errors & Omissions insurance shall conform to Section 1.03 of this specification. Plans shall be processed with SCE by the General contractor, the Electrical designer or the Electrical contractor. Any fees shall be paid by the General Contractor.

            1) Primary Service

               a) Primary conduit to SCE designated location per SCE approved drawings. Transformer pad and substructure approved by SCE

               b) Secondary conduit and conductor shall be sized and bussed according to the table below, and as required by SCE to the underground pull section.

               c) The underground pull section (UPS), shall be sized and bussed according to the table below.

               d) The location of the primary service shall be in an electrical room. Each electrical room will be located on the outside wall of each of the buildings, constructed of a drywall enclosure with a single man door as access to the room. Switchgear will be installed on the exterior perimeter concrete tilt wall. Alternate locations approved by SCE and the owner will be considered. Final size and dimensions of the electrical room shall be recommended by the Electrical designer and approved by the Owner and the project Architect.

            2) House Service

               a) An independently metered House Service shall be sized at 100
                  Amps, 480/277 volts, three phase.

                  i) The House Meter may be either a Meter Section or a Meter Main Service Panel

                  ii) The house Service shall serve the following design/build components:

                      (1) Exterior lighting to meet Ontario Building Department
                          standards. Inclusive but not limited to 1 Foot Candle Minimum maintained on all parking, drive, and truck surfaces. Lighting control to clock on, photo-cell off.

                      (2) Lighthg in the Electrical room.

                      (3) 110 volt circuits in the Electrical room to serve:

                          a) Telephone backboard, irrigation time clock

                          b) Alarm panel

                          c) Code required circuit at all fue risers for riser
                             flow alarm

                          d) Exit lights over all doors to the exterior
                             (either 110 or 277), Note, Nuclear signs may be used if approved by Ontario Building Department.

            3) Fire Pump Service

               a) A fire pump service shall be designed to serve the following:

                  i) Pump controller serving a 100 hp (480/277volt) fire pump meeting all Uniform Codes, Fire Marshall requirements, NFPA. Option price to serve a 150 hp pump.

                  ii) Service to include meter main approved by Ontario Building
                      Department, SCE and Fire Marshall.

             iii) Interior pump house lighting.
              iv) Conduit and any required conductor from pump house to SCE designated transformer or buss location.
               v) Interior pump house 110 volt convenience plug.
              vi) Conduit from pump house to building main electrical room for alarm circuits.
     4)  Electrical Service, Design build:
         a) Meter Main bussed to Underground Pull Section.
         b) Conduit and conductor to serve Tenant panel.
         c) Provide warehouse lighting using High Bay Metal Halide fixtures to provide an average of 15 Foot Candles at 36" average AFF, with 8'0" wide racking in place, (two (2) 4'0" deep racks set back-to-back), and 9'0" wide aisles.
         d) Provide for twenty-two (22) battery charging station outlets.
     5)  General Notes:
         a) Provide photometric layout with all engineered drawings.

     Building 2/nd/ Conduits Pull Section  House Service  Dial Corp.    Barbeques Service
     ------------------------------------------------------------------------------------
        A        4000 amps     3000 amps     200 amps      1200 amps/1/      800 amps

Distribution to warehouse equipment is not assumed
______________________________

/1/277/48Ov 3 phase, expandable to 3000 amps

                  SCHEDULE "A" TO SCHEDULE "1" TO EXHIBIT "C"
                        DESCRIPTION OF IMPROVEMENT WORK
                           DATED AS OF JANUARY 14,2002

CONFLICT IN TERMS; To the extent that there is any conflict between any standard construction specifications and materials set forth in this Schedule A and the terms of Schedule 1, the terms and conditions of Schedule 1 shall control.

1. Lessor, at Lessor's sole cost and expense, shall provide the Lessee Improvements on a turnkey basis per a mutually acceptable space plan, specifications, and work letter. As part of Lessor's cost and expense, Lessor shall provide space planning, architectural and engineering services, and construction management in order to incorporate the following general Lessee Improvements:

       A.  Office:     Lessor shall construct approximately 1,500 square feet of
           ------
       office space improvements. The office space shall include, but shall not be limited to the following requirements.

                       a) Two private offices (12' x 12')

                       b) Open bullpen for four (4) 8' x 8' workstations.

                       c) Break room for 10 people with sink (including
                          disposal), upper and lower cabinets.

                       d) Men's and Women's restrooms/fixtures for office space
                          and a separate warehouse restroom to code for 30 warehouse employees.

                       e) The office area shall include electric outlets and
                          phone & data conduits for each office and workstation, dedicated outlet in break room, and open area for copier and refrigerator, all lighting (including ceiling tile and grid), HVAC (including ductwork) and standard finishes throughout.

       B.  Warehouse:  Lessor shall provide the following warehouse
           ---------
       improvements.

                       a) Install high bay center aisle lighting to be 15-foot
                          candle average 3' AFL for approximately 77,000 square feet of warehouse space.

                       b) Install general warehouse lighting at 25-foot candle
                          average 3' AFL with no racking for approximately 20,000 square feet of warehouse space.

                       c) Install edge of dock plates on all doors.

                       d) Install eighteen (18) lift battery-charging stations
                          per code adjacent to office area.

                       e) Install emergency egress lighting to code.

          Lessee shall not be responsible for any cost overruns unless costs are associated with Lessee Change Orders.

      2. Condition of Premises:  Lessor shall deliver the Premises to Lessee under the following conditions:

                              a) Fire Sprinkler System: Lessor to provide Lessee
                                 ---------------------
                                 with a Title 19 Inspection Report on the fire sprinkler system.

                                      i. Fire hoses and extinguishers shall be
                                         provided pursuant to applicable code.


                              b) Equipment Services and Utilities: Lessor shall
                                 --------------------------------
                                 deliver the Premises with all equipment
                                 services and utilities in properly working condition, including loading doors. The equipment services and utilities include HVAC units, elevators, restrooms, sewer, water, electrical service, and natural gas systems, etc.

                                BARBEQUES GALORE
                             3355-B E CEDAR STREET

                            PRELIMINARY LAYOUT PL-3
                                  1,855 SQ.FT.

                                 7 JANUARY 2002

                          Schedule "2" to Exhibit "C"

                                  [HOUSE PLAN]

                                   Exhibit "D"
                               LEGAL DESCRIPTION

That certain real property located in the City of Ontario, County of San Bernardino, State of California, consisting of Parcel 1 of Parcel map 15478 recorded in Book 191, pages 85 through 89 of Parcel maps, in the office of the County Recorder of San Bernardino, California.

                                   EXHIBIT "E"
                                   -----------

                            FORM OF NON-DISTURBANCE
                            -----------------------

RECORDING REQUESTED BY

UNION BANK OF CALIFORNIA, N.A.


AND WHEN RECORDED MAIL TO:

UNION BANK OF CALIFORNIA, N.A.
Attn.:____________________________
__________________________________
__________________________________
__________________________________






                                       Space above this line for Recorder's use.

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of _____________ by and between Union Bank of California, N.A. ("Bank") and ("Tenant").

                                    RECITALS:

     A. Bank has made, or has agreed to make, a loan (the "Loan") to ("Borrower") evidenced by, among other things, a promissory note executed, or to be executed, by Borrower in favor of Bank in the principal amount of the Loan (as amended from time to time, the "Note").

     B. The Note and certain other obligations of Borrower under the Loan are, or will be, secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (as amended from time to time, the "Deed of Trust"). The Deed of Trust, executed or to be executed by Borrower in favor of Bank, and previously recorded or recorded concurrently herewith, encumbers the estate of Borrower in certain real property and improvements commonly known as, and more particularly described on Exhibit A attached hereto (the "Property").

     C. Borrower has leased a portion of the Property to Tenant subject to the terms and conditions of a lease dated _______________ (together with any amendments executed prior to the date hereof, the "Lease").

     D. As a condition to making the Loan, Bank requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof and attorn to Bank as provided below. Tenant is willing to provide such subordination and attornment provided Bank agrees not to disturb Tenant's right to possession under the Lease as provided below.

                                   AGREEMENT:

For good and valuable consideration, Tenant and Bank agree as follows:

     1.   SUBORDINATION. Tenant hereby subordinates the Lease and all rights,
          -------------
remedies and options of Tenant thereunder, including without limitation any option to purchase or right of first refusal to purchase the Property or any part thereof or interest therein, to the Deed of Trust and to the lien thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease.

     2.   NON DISTURBANCE. Bank will not join Tenant as a party in any
          ---------------
Foreclosure (defined below) unless the joinder is necessary or desirable to pursue its remedies under the Deed of Trust, and provided that such joinder shall not result in the termination of the Lease or disturb Tenant's possession of the Premises. In the event of a Foreclosure, Bank agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect and Bank shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Bank's option the Lease shall be terminated by reason of the Foreclosure and Bank shall have no obligation to Tenant under the Lease. As used in this Agreement, "Foreclosure" means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Deed of Trust, or any deed or other transfer in lieu thereof.

     3.   ATTORNMENT. In the event of a transfer of Borrower's interest in the
          ----------
Property to a Purchaser (defined below); Tenant agrees that the Lease shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that, the Purchaser shall not be:

          (a) Liable for any act or omission of any Prior Landlord (defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord;

          (b) Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

          (c) Bound by any amendment to the Lease, made without Bank's prior written consent;

          (d) Liable for obligations under the Lease the cost of which exceed the value of its interest in the Property or for obligations which accrue after Purchaser has sold or otherwise transferred its interest in the Property;

          (e) Bound to install, construct or pay for any improvements on the Property, or bound to restore the Property after a casualty for a cost in excess of proceeds recovered under any insurance required to be carried under the Lease, or bound to restore the Property after a taking for a cost in excess of any condemnation award;

          (f)  Bound by any restriction on competition beyond the Property;

          (g) Bound by any notice of termination, cancellation or surrender of the Lease made without Bank's prior written consent;

          (h) Bound by any environmental representation, warranty, covenant or indemnity contained in the Lease,

          (i) Bound by any option to purchase or right of first refusal with respect to the Property or any portion thereof; and

          (j)  Bound by any representation or warranty contained in the Lease.

This attornment shall be immediately effective and self operative, without the execution of any further instrument, upon Purchaser's acquisition of Borrower's interest in the Property. As used in this Agreement, "Purchaser" means any transferee, including Bank, of Borrower's interest in the Property pursuant to a Foreclosure, and "Prior Landlord" means any landlord, including Borrower, under the Lease prior in time to Purchaser.

     4.   NOTICE TO TENANT. After written notice is given to Tenant by Bank that
          ----------------
Borrower is in default under the Loan and that the rentals under the Lease should be paid to Bank pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Bank all rent and all other sums due Borrower under the Lease.

     5.   NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide written
          ----------------------------------
notice to Bank of any default by Borrower under the Lease and Tenant agrees that no notice of termination of the Lease or of an abatement of rent shall be effective unless Bank shall have received written notice of default giving rise to such termination or abatement and shall have failed within 60 days after receipt of such notice to cure such default, or if such default cannot be cured within 60 days, shall have failed within 60 days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, including without limitation any action to obtain possession of the Property. Notwithstanding the foregoing, Bank shall have no obligation to cure any such default.

     6.   MISCELLANEOUS. This Agreement shall be binding upon and inure to the
          -------------
benefit of Bank and Tenant and their respective successors and assigns. This Agreement shall be governed and interpreted under the laws of the state where the Property is located. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. If any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Tenant represents and warrants to Bank that this Agreement is a valid and binding agreement of Tenant and the person(s) executing this Agreement on behalf of Tenant have the authority to do so.

IN WITNESS WHEREOF, Bank and Tenant have duly executed this Agreement as of the date first above written.

BANK:
Union Bank of California, N.A.


By:_______________________________________
Name:_____________________________________
Title:____________________________________

TENANT:

___________________________________________,
a__________________________________________


By:_______________________________________
Name:_____________________________________
Title:____________________________________


By:_______________________________________
Name:_____________________________________
Title:____________________________________

                                   EXHIBIT "A"
                          LEGAL DESCRIPTION OF PROPERTY
                          -----------------------------

                      [INSERT OR ATTACH LEGAL DESCRIPTION]

                              NOTARY ACKNOWLEDGMENT


                    [INSERT OR ATTACH NOTARY ACKNOWLEDGMENTS
                              FOR APPLICABLE STATE]

                                   EXHIBIT "F"
                              MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


ROMY A. SELATI, ESQ.
Seltzer Caplan McMahon Vitek
750 B Street, Suite 2100
San Diego, California 92101



--------------------------------------------------------------------------------
                           (Space Above This Line for Recorder's Use)

                               MEMORANDUM OF LEASE


         THIS MEMORANDUM OF LEASE ("Memorandum") is made as of January ___, 2002, by and between ARROWOOD INVESTMENTS, INC., a California corporation ("Lessor"), and BARBEQUES GALORE, INC., a California corporation ("Lessee"), who agree as follows:


1. Lessor is the owner of that certain improved real property located in the City of Ontario, County of San Bernardino, State of California, more particularly described on Exhibit A attached hereto and incorporated herein
                          ---------
("Project").

2. Lessor and Lessee have entered into that certain Lease dated as of January l8, 2002 ("Lease"), with respect to the leasing of a portion of the Project consisting of approximately 98,821 square feet of warehouse and office space in that certain building located at 3355 East Cedar Street, Ontario, California ("Premises"), subject to the provisions and conditions set forth therein. The Lease is incorporated herein by this reference. Any capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease.

3. Lessor hereby agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Premises upon and subject to the provisions and conditions set forth in the Lease, as the same may be amended from time to time.

4. The Lease has a term of five (5) years and seven (7) months, commencing on March 1, 2002 and ending on September 30, 2007. Lessee has the option to extend the original term of the Lease for one (1) additional period of five (5) years.

5. This Memorandum is being recorded to provide notice to any and all subsequent interests in the Project and the Premises of the rights and obligations of the parties under the Lease and is not intended to modify or change the provisions of the Lease.

6. To the extent of any inconsistency between the Lease and this Memorandum, the Lease shall control.


7. This Memorandum shall inure to the benefit of and shall be binding upon Lessor and Lessee and their respective successors and assigns.

LESSOR:

ARROWOOD INVESTMENTS, INC., a
California corporation


By:  ___________________________________
     Scott Downes, President


LESSEE:

BARBEQUES GALORE, INC., a
California corporation


By:  ___________________________________
     Sydney Selati, President

                                    EXHIBIT A
                                    ---------

                                LEGAL DESCRIPTION

                                   [attached]

                                   EXHIBIT "G"
                                   -----------
                         RELEASE OF MEMORANDUM OF LEASE
                         ------------------------------

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


ROMY A. SELATI, ESQ.
Seltzer Caplan McMahon Vitek
750 B Street, Suite 2100
San Diego, California 92101




--------------------------------------------------------------------------------
                                 (Space Above This Line for Recorder's Use)


                         RELEASE OF MEMORANDUM OF LEASE


         THIS RELEASE OF MEMORANDUM OF LEASE ("Release") is made as of _____________________________, 200_, by BARBEQUES GALORE, INC., a California
corporation ("Lessee"):

         Lessee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases that certain Memorandum of Lease dated ______________________________ , 2002, recorded in the
Official Records of the San Diego County Recorder" Office on _________________________________, 2002, as Document No. ________________,
relating to that certain Lease dated January 18, 2002, between Lessee and ARROWOOD INVESTMENTS, INC., a California corporation ("Lessor"), for premises located on the following improved real property in the City of Ontario, County of San Bernadino, State of California:

             SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN.
                 ---------



BARBEQUES GALORE, INC., a
California corporation


By:  ________________________________
     Sydney Selati, President

                                    EXHIBIT A
                                    ---------

                               LEGAL DESCRIPTION

                                   [attached]